Exhibit 4.17

CONFORMED COPY

COCA-COLA HBC FINANCE B.V.

as Issuer

COCA-COLA HBC AG

and

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

as Guarantors

and

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

TRUST DEED

relating to a

€3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS TRUST DEED is made on 3 June 2013.

BETWEEN:

(1)                   COCA-COLA HBC FINANCE B.V. (a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands with registered number 74154633 with its corporate seat in Amsterdam) (the “Issuer”);

(2)                   COCA-COLA HBC AG (incorporated as a company limited by shares (Aktiengesellschaft) under the laws of Switzerland) (“CCHBC”);

(3)                   COCA-COLA HELLENIC BOTTLING COMPANY S.A. (incorporated with limited liability in Greece) (“CCH” and, together with CCHBC, each a “Guarantor” and together, the “Guarantors”); and

(4)                   CITICORP TRUSTEE COMPANY LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)                 The Issuer has established a Euro Medium Term Note Programme pursuant to which the Issuer may issue from time to time Notes as set out herein (the “Programme”).  Notes up to a maximum principal amount from time to time outstanding of €3,000,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the “Authorised Amount”) may be issued pursuant to the Programme.

(B)                 Each Guarantor has authorised the giving of its guarantee in relation to the Notes to be issued under the Programme subject to and in accordance with the Conditions and this Trust Deed.

(C)                 The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.                        DEFINITIONS AND INTERPRETATION

1.1                 Definitions

In this Trust Deed the following expressions have the following meanings:

“Agents” means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents or any of them;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;

“Auditors” means the auditors for the time being of the Issuer or, as the context may require, either Guarantor and, if there are joint auditors, means all or any one of such joint auditors or, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;

“Authorised Signatory” means:

(a)                  in relation to the Issuer, any Director of the Issuer or any other person or persons notified to the Trustee by any such Director as being an Authorised Signatory pursuant to sub-clause 7.18 (Authorised Signatories);

(b)                  in relation to a Guarantor, any Director of that Guarantor, the chief financial officer, the chief executive officer, or the General Counsel of that Guarantor or any other person or persons notified to the Trustee by any Director of that Guarantor as being an Authorised Signatory pursuant to sub-clause 7.18 (Authorised Signatories);

(c)                   in relation to any Substituted Obligor, any director of that Substituted Obligor or the chief financial officer, the chief executive officer or the General Counsel of that Substituted Obligor;

(d)                  in relation to any Substituted Guarantor, any director of that Substituted Guarantor or the chief financial officer, the chief executive officer or the General Counsel of that Substituted Guarantor;

(e)                   in relation to any Additional Obligor, any director of that Additional Obligor or the chief financial officer, the chief executive officer or the General Counsel of that Additional Obligor;

“Base Prospectus” has the meaning ascribed thereto in the Dealer Agreement;

“CCH Release Date” has the meaning set out in Clause 5.9;

“CGN Permanent Global Note” means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

“CGN Temporary Global Note” means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Common Safekeeper” means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

“Conditions” means the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of any Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as completed by the Final Terms applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes of such Series accordingly;

“Contractual Currency” means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 12.1 (Remuneration), pounds sterling or such other currency as may be agreed between the Issuer and the Trustee from time to time;

“Couponholder” means the holder of a Coupon;

“Coupons” means any bearer interest coupons in or substantially in the form set out in Part D of Schedule 2 appertaining to the Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 14 and, where the context so permits, the Talons appertaining to the Notes of such Series;

“Dealer Agreement” means the agreement between the Issuer, the Guarantors and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

“Dealers” means any person appointed as a Dealer by the Dealer Agreement and any other person which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement and references to the “relevant Dealer(s)” mean, in relation to any Note, the Dealer(s) with whom the Issuer has agreed the issue and purchase of such Note;

“Director” means any managing director of the Issuer (or any director of either of the Guarantors, as applicable) from time to time;

“Electronic Consent” has the meaning set out in Schedule 3;

“euro”, “€” and “EUR” means the single currency introduced at the start of the third stage of European economic and monetary union and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any one of the circumstances described in Condition 12;

“Existing Notes” has the meaning given to it in the Condition 2(a);

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Final Terms” has the meaning ascribed to it in the Dealer Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable on an Interest Payment Date or Interest Payment Dates as may be agreed between the Issuer and the relevant Dealer(s) and on redemption (as indicated in the applicable Final Terms);

“Global Note” means, a CGN Temporary Global Note, a CGN Permanent Global Note, an NGN Temporary Global Note or an NGN Permanent Global Note;

“Group” means CCHBC and its Subsidiaries from time to time;

“ICSDs” means Clearstream, Luxembourg and Euroclear;

“Issue Date” means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the Issuer, the Guarantors and the relevant Dealer(s);

“Interest Commencement Date” means, in relation to any interest-bearing Note, the date specified in the applicable Final Terms from which such Note bears interest or, if no such date is specified therein, the Issue Date;

“Interest Payment Date” has the meaning set out in Condition 2(a);

“Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Material Subsidiary” means a Subsidiary of either Guarantor whose unconsolidated net sales revenue (calculated in accordance with International Accounting Standards) represents 7 per cent. or more of the consolidated net sales revenues of the Group (ascertained by reference to the latest audited consolidated financial statements of the Group);

A report by two Authorised Signatories of a Guarantor whether or not addressed to the Trustee that in their opinion a Subsidiary of such Guarantor is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall (in the absence of manifest error), be conclusive and binding on all parties;

“New Holding Company” means any company which, pursuant to a solvent reorganisation of the Group involving either Guarantor, becomes the new holding company of either Guarantor without such event constituting a change of control of such Guarantor and, for the purposes of this definition, a change of control shall mean the existing shareholders of such Guarantor at the time of the relevant transaction no longer owning directly or indirectly a simple majority of such Guarantor;

“NGN Permanent Global Note” means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

“NGN Temporary Global Note” means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

“Noteholders” means the several persons who are for the time being bearers of Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN Temporary Global Note or a CGN Permanent Global Note) or common safekeeper (in the case of a NGN Temporary Global Note or a NGN Permanent Global Note) for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Paying Agents and the Trustee as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such principal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantors, any Paying Agent and the Trustee as the holder of such principal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions holder and holder of Notes and related expressions shall be construed accordingly;

“Notes” means the bearer notes of each Series constituted in relation to or by this Trust Deed which shall be in or substantially in the form set out in Schedule 2 and, for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 14 and (except for the purposes of Clause 4.1 (Global Notes) and 4.3 (Signature)) each Global Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

“outstanding” means, in relation to the Notes of any Series, all the Notes of such Series other than:

(a)                  those which have been redeemed in accordance with this Trust Deed;

(b)                  those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 18) and remain available for payment in accordance with the Conditions;

(c)                   those which have been purchased and surrendered for cancellation as provided in Condition 9 and notice of the cancellation of which has been given to the Trustee;

(d)                  those which have become void under Condition 13;

(e)                   those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 14;

(f)                    (for the purpose only of ascertaining the aggregate principal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 14;

provided that for each of the following purposes, namely:

(i)                       the right to attend and vote at any meeting of the holders of Notes of any Series, a Written Resolution or an Electronic Consent and any direction or request by the holders of the Notes of any Series;

(ii)                    the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 9.1 (Legal Proceedings) and 8.1 (Waiver), Conditions 12 and 17 and Schedule 3; and

(iii)                 any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them;

those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Issuer, either Guarantor, or any of their Subsidiaries) for the benefit of the Issuer, either Guarantor, or any of their Subsidiaries of either shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agency Agreement” means, in relation to the Notes of any Series, the agreement appointing the initial Paying Agents in relation to such Series and any other agreement for the time being in force appointing Successor paying agents in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

“Paying Agents” means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective specified offices initially appointed pursuant to the relative Paying Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Series at their respective specified offices;

“Permanent Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part B of Schedule 2, with such modifications (if any) as may be agreed between the Issuer, the Guarantors, the Paying Agent, the Trustee and the relevant Dealer(s);

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 12, become an Event of Default;

“Principal Paying Agent” means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Paying Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

“Relevant Date” has the meaning ascribed to it in Condition 2(a);

“repay” includes “redeem” and vice versa and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

“Special Conditions” means, in relation to any Series of Notes, the Conditions applicable thereto which are not in the form set out in Schedule 1;

“specified office” means, in relation to any Agent in respect of any Series, either the office identified with its name in the Conditions of such Series or any other office notified to any relevant parties pursuant to the Paying Agency Agreement;

“Subsidiary” has the meaning given to it in the Condition 2(a);

“Successor” means, in relation to the Paying Agents, such other or further person as may from time to time be appointed pursuant to the Paying Agency Agreement as a Paying Agent;

“Successor in Business” means any wholly owned Subsidiary of CCHBC which, pursuant to a solvent reorganisation of the Group involving any Guarantor, acquires by operation of law all or substantially all of the assets and liabilities of such Guarantor upon or immediately prior to such reorganisation taking effect, including, without limitation, all the obligations of such Guarantor in Clause 5 of, and otherwise under, this Trust Deed;

“Talonholder” means the holder of a Talon;

“Talons” means any bearer talons appertaining to the Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 14;

“Temporary Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part A of Schedule 2, with such modifications (if any) as may be agreed between the Issuer, the Guarantors, the Paying Agent, the Trustee and the relevant Dealer(s);

“this Trust Deed” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Tranche” means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“Written Resolution” has the meaning set out in Schedule 3;

“Zero Coupon Note” means a Note that is in bearer form and that constitutes a claim for a fixed sum against the Issuer and on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen).

1.2                 Principles of interpretation

In this Trust Deed:

1.2.1                     Statutory modification:  a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2                     Additional amounts:  principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any additional amounts which may be payable under Condition 11, any redemption amounts which may be payable under Condition 9 and any premium;

1.2.3                     Relevant Currency:  “relevant currency” shall be construed as a reference to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms;

1.2.4                     Tax:  costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

1.2.5                     Enforcement of rights:  an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.6                     Clauses and Schedules:  a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a Schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.7                     Clearing systems:  Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer, the Guarantors, the Paying Agent and the Trustee;

1.2.8                     Trust corporation:  a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;

1.2.9                     Gender:  words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa;

1.2.10              Listing:  References in this Deed to Notes being or to be “listed on the London Stock Exchange” shall be to Notes that are or are to be admitted to the Official List of the United Kingdom Financial Conduct Authority (in its capacity as competent authority for the purposes of the Prospectus Directive) and to trading on the Regulated Market of the London Stock Exchange plc (the “London Stock Exchange”), and the terms “to list” and “listing” on the London Stock Exchange shall be construed accordingly;

1.2.11              Prospectus Directive:  all references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented Directive 2003/71/EC, as amended (which includes the amendments made by the 2010 PD Amending Directive to the extent that such amendments have been implemented in a Member State of the European Economic Area) and “2010 PD Amending Directive” means

Directive 2010/73/EU;Records:  any reference to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD); and

1.3                 CCH Release Date: with effect on and from the CCH Release Date any reference to “the Guarantor”, “the relevant Guarantor”, “the Guarantors”, “each Guarantor”, “either Guarantor” and/or “the Guarantee of the Notes” shall cease to have effect in relation to and to apply to CCH, and with effect on and from such date all such references shall be construed as applying only to and referring only to CCHBC

1.4                 The Conditions; in this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.5                 Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.6                 The Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

1.7                 Amendment and Restatement

This Trust Deed only applies to Notes issued after the date hereto. The Issuer, CCH and the Trustee entered into a Trust Deed dated 7 March 2006 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Original Trust Deed) which constitutes the Existing Notes.  The Original Trust Deed will continue to constitute the Existing Notes.

2.                        AMOUNT AND ISSUE OF THE NOTES

2.1                 Amount of the Notes

The Notes will be issued in Series in an aggregate principal amount from time to time outstanding not exceeding the Authorised Amount and for the purpose of determining such aggregate principal amount Clause 4.1.15 of the Dealer Agreement shall apply.

2.2                 Prior to each Issue Date

By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the Issuer shall:

(a)                                 deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms; and

(b)                                 notify the Trustee in writing without delay of the Issue Date and the principal amount of the Notes of the relevant Tranche.

The Trustee shall be deemed to have approved the Final Terms if it has not objected in writing to all or any of the terms thereof within two business days of the Trustee receiving the Final Terms in accordance with this Clause 2.2 provided that if no Special Conditions apply to the relevant Tranche or, as the case may be, the relevant Series of Notes, the Trustee shall not be required in any case to approve such Final Terms.  In the event that the Trustee indicates as soon as practicable after receipt within such period that it does not approve of the provisions of the Final Terms then the Tranche or, as the case may be, the Series of Notes relating to such Final Terms shall not be issued until such time as the Trustee shall so approve the Final Terms.

2.3                 Constitution of Notes

Upon the issue of the Temporary Global Note, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4                 Further legal opinions

Before the first issue of Notes occurring after each anniversary of this Trust Deed, on each occasion when a legal opinion is delivered to a Dealer(s) pursuant to Clause 5.11 of the Dealer Agreement and on such other occasions as the Trustee so requests, each of the Issuer and the Guarantors will procure at its cost that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee, provided that the Trustee shall not be required to approve the applicable legal opinions if there are no Special Conditions opined upon therein.  In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.

3.                        COVENANT TO REPAY

3.1                 Covenant to repay

The Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)), provided that:

3.1.1                     every payment of principal or interest in respect of such Notes or any of them made to the Principal Paying Agent in the manner provided in the Paying

Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

3.1.2                     if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and

3.1.3                     in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note, interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provision of Condition 8 shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 6 (Covenant to comply with the Trust Deed) on trust for the Noteholders in accordance with their respective interests.

3.2                 Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:

3.2.1                     by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(a)                                 to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Paying Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all

Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(b)                                 to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

3.2.2                     by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of Notes and Coupons to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1.1 to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by the Issuer) Clause 10.4 (Payment to Noteholders and Couponholders) shall cease to have effect.

3.3                 Interest on Floating Rate Notes following Event of Default

If Floating Rate Notes become immediately due and repayable under Condition 12 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes become so due and repayable in accordance with Condition 7 (with consequential amendments as necessary) except that the rates of interest need not be published.

3.4                 Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5                 Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

4.                        THE NOTES

4.1                 Global Notes

4.1.1                     The Notes of each Tranche will initially be together represented by a Temporary Global Note.  Each Temporary Global Note shall (save as may be specified in the applicable Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Notes in definitive form.

4.1.2                     Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Notes in definitive form.

4.1.3                     All Global Notes shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear or, as the case may be, a Common Safekeeper, in accordance with the Dealer Agreement or to another depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, in accordance with the Paying Agency Agreement.  The applicable Final Terms shall be annexed to each Global Note.

4.2                 Notes in definitive form

Notes in definitive form will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of Schedule 2.  Any Coupons and Talons will also be security printed in accordance with the same requirements and will be attached to the Notes in definitive form at the time of issue.  Notes in definitive form will be endorsed with the Conditions.

4.3                 Signature

The Global Notes and the Notes in definitive form will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Principal Paying Agent and, if applicable, will be effectuated manually by or on behalf of the Common Safekeeper.  The Issuer may use the facsimile signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Global Note or Note in definitive form he no longer holds that office.  Global Notes and Notes in definitive form so executed and duly authenticated and, if applicable, duly effectuated will be binding and valid obligations of the Issuer.

4.4                 Entitlement to treat holder as owner

Each of the Issuer, the Guarantors, the Trustee and any Agent may deem and treat the holder of any Note or of a particular principal amount of the Notes as the absolute owner of such Note or principal amount, as the case may be, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Note or principal amount (whether or not such Note or principal amount shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Guarantors, the Trustee and the Paying Agent shall not be affected by any notice to the contrary.  All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Note or principal amount, as the case may be.

5.                        GUARANTEE AND INDEMNITY

5.1                 Guarantee

Each Guarantor (subject, in the case of CCH, to the provisions of sub-clause 5.9) hereby unconditionally and irrevocably, jointly and severally guarantees to the Trustee the due and punctual payment of all sums expressed to be payable by the Issuer under this Trust Deed or in respect of the Notes or Coupons, as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of this Trust Deed and the Notes and Coupons.  In case of the failure of the Issuer to pay any such sum as and when the same shall become due and payable, the Guarantors (subject, in the case of CCH, to the provisions of sub-clause 5.9) hereby agree to cause such payment to be made as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, as if such payment were made by the Issuer.

5.2                 Indemnity

Subject, in the case of CCH, to the provisions of sub-clause 5.9, each of the Guarantors agrees that as an independent primary obligation, it shall pay to the Trustee on demand sums sufficient to indemnify the Trustee and each Noteholder and Couponholder against any Liability sustained by the Trustee or such Noteholder or Couponholder by reason of the non-payment as and when the same shall become due and payable of any sum expressed to be payable by the Issuer under this Trust Deed or in respect of the Notes, whether by reason of any of the obligations expressed to be assumed by the Issuer in this Trust Deed or the Notes being or becoming void, voidable or unenforceable for any reason, whether or not known to the Trustee or such Noteholders or Couponholder or for any other reason whatsoever.

5.3                 Unconditional payment

Subject, in the case of CCH, to the provisions of sub-clause 5.9, if the Issuer defaults in the payment of any sum expressed to be payable by that Issuer under this Trust Deed or in respect of the Notes or Coupons as and when the same shall become due and payable, the Guarantors shall immediately and unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in same day, freely transferable funds the amount in respect of which such default has been made; provided that every payment of such amount made by the Guarantors to the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be deemed to cure pro tanto such default by the Issuer and shall be deemed for the purposes of this Clause 5 to have been paid to or for the account of the Trustee except to the extent that there is failure in the subsequent payment of such amount to the Noteholders and Couponholders in accordance with the Conditions, and everything so paid by the Guarantors in accordance with the Paying Agency Agreement shall have the same effect as if it had been paid thereunder by the Issuer.

5.4                 Unconditional obligation

Subject, in the case of CCH, to the provisions of sub-clause 5.9, each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Trust Deed or any Note or Coupon, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Noteholder or Couponholder or by the Trustee with respect to any provision of this Trust Deed or the Notes, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

5.5                 Guarantors’ obligations continuing

The Guarantors waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever.  The Guarantors agree (subject, in the case of of CCH, to the provisions of sub-clause 5.9) that the guarantee and indemnity contained in this Clause 5 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, interest or otherwise in respect of the Notes or Coupons or under this Trust Deed shall have been paid in full and that the Guarantors shall not be discharged by anything other than a complete performance of the obligations contained in this Trust Deed and the Notes and Coupons.

5.6                 Subrogation of Guarantors’ rights

The Guarantors shall be subrogated to all rights of the Noteholders against the Issuer in respect of any amounts paid by the Guarantors pursuant hereto; provided that the Guarantors shall not without the consent of the Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as the principal of and interest on all outstanding Notes and Coupons and all other amounts due under this Trust Deed and the Notes and Coupons have been paid in full.  Furthermore, until such time as aforesaid the Guarantors shall not take any security or counter-indemnity from the Issuer in respect of the Guarantors’ obligations under this Clause 5.

5.7                 No implied waivers

If any payment received by the Trustee or the Principal Paying Agent pursuant to the provisions of this Trust Deed or the Conditions shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of each of the Guarantors whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 5 shall continue to apply as if such payment had at all times remained owing by the Issuer and each of the Guarantors shall indemnify and keep indemnified the Trustee and the Noteholders on the terms of the guarantee and indemnity contained in this Clause 5.

5.8                 Suspense account

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 3 (Covenant to Repay)) from the Guarantors in respect of any sum payable by the Issuer under this Trust Deed or the Notes or Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

5.9                 The obligations of CCH as a Guarantor under this Clause shall cease to have effect, and CCH shall be automatically released from any and all liability as a Guarantor under Clause 5, with effect on and from the date that none of the Existing Notes continue to be outstanding or, if earlier, the date that CCH ceases to be a guarantor of any of the Existing Notes (such date being hereinafter referred to as the “CCH Release Date”). With effect on and from the CCH Release Date the Notes shall be unconditionally and irrevocably guaranteed by CCHBC alone.

6.                        COVENANT TO COMPLY WITH THE TRUST DEED

6.1                 Covenant to comply with the Trust Deed

The Issuer and the Guarantors each hereby covenant with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same.  The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Guarantors, the Noteholders, the Couponholders and all persons claiming through or under them respectively.

6.2                 Trustee may enforce Conditions

The Trustee shall itself be entitled to enforce the obligations of the Issuer and the Guarantors under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

7.                        COVENANTS BY THE ISSUER AND THE GUARANTORS

Each of the Issuer and the Guarantors hereby covenant with the Trustee that, so long as any of the Notes remain outstanding, it will:

7.1                 Books of account:  at all times keep and procure that all of its Material Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer and the Guarantors to be prepared and allow the Trustee and any person appointed by it, to whom the Issuer, the Guarantors or Material Subsidiary shall have no reasonable objection, free access to the same during normal business hours for the purposes of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in the Trustee under this Trust Deed or by operation of law and to discuss the same with responsible officers of the Issuer or the Guarantors;

7.2                 Event of Default:  give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action;

7.3                 Certificate of Compliance:  provide to the Trustee within 14 days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate in the English language, signed by two Authorised Signatories of the Issuer, or two Authorised Signatories of each of the Guarantors, certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) each of the Issuer or the Guarantors, as the case may be, has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default or other matter which could affect the Issuer’s or either Guarantor’s ability to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

7.4                 Accounts in relation to the Material Subsidiaries:  ensure that such accounts are prepared as may be necessary to determine which Subsidiaries are Material Subsidiaries and give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in sub-clause 7.3, a certificate by two Authorised Signatories of each Guarantor addressed to the Issuer and/or the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of that Guarantor which as at the date hereof, as at the relevant Certified Date (as defined in sub-clause 7.3 above) of the relevant certificate given under sub-clause 7.3 or, as the case may be, as at the first day on which the then latest audited consolidated financial statements of the Group became available were Material Subsidiaries for the purposes of Conditions 5 and 12;

7.5                 Certificate relating to Material Subsidiaries:  give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate by two Authorised Signatories of the relevant Guarantorsuch effect;

7.6                 Financial statements:  send to the Trustee and to the Principal Paying Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies in the English language of the Issuer’s and each Guarantor’s annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the Issuer or either Guarantor, as the case may be, in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders and Couponholders at the Specified Offices of the Paying Agents as soon as practicable thereafter;

7.7                 Information:  so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall reasonably require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 7.3 (Certificate of Compliance) for the performance of its functions;

7.8                 Notes held by the Issuer and the Guarantors:  send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer or, as the case may be, each of the Guarantors (signed on its behalf by two Authorised Signatories) setting out the total number of Notes of each Series which at the date of such certificate are held by or for the benefit of the Issuer or, as the case may be, the Guarantors, or any Subsidiary of the Issuer or the Guarantors, as the case may be;

7.9                 Execution of further Documents:  so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

7.10          Notices to Noteholders:  send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

7.11          Notification of non-payment:  use its best endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;

7.12          Notification of late payment:  in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes or the Coupons or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

7.13          Notification of redemption or payment:  not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly;

7.14          Tax or optional redemption:  if the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Condition 9 the Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

7.15          Obligations of Agents:  observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Paying Agency Agreement and notify the Trustee immediately it becomes aware of any material breach or failure by an Agent in relation to the Notes or Coupons;

7.16          Change of taxing jurisdiction:  if payments of principal or interest in respect of the Notes or Coupons by the Issuer or either Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to The Netherlands (in the case of the Issuer), Switzerland (in the case of CCHBC) or Greece (in the case of CCH), immediately upon becoming aware thereof it shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 with the substitution for (or, as the case may be, the addition to) the references therein to The Netherlands, Switzerland or, as the case may be, Greece, of references to that other or additional territory to whose taxing jurisdiction such payments shall have become subject as aforesaid, such trust deed also to modify Condition 11 so that such Condition shall make reference to that other or additional territory;

7.17          Listing: if the Notes are admitted to listing, trading and/or quotation at all times use its best endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series on the listing authority, stock exchange(s) and/or quotation system(s) (if any) on which they are admitted to listing, trading and/or quotation on issue as indicated in the applicable Final Terms or, if it is unable to do so having used all reasonable endeavours or if the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly burdensome or impractical, use its best endeavours to obtain and maintain an admission to listing, trading and/or quotation of the Notes on such other listing authority, stock exchange(s), securities market(s) and/or quotation system(s) (if any) as the Issuer and the Guarantors may (with the approval of the Trustee) decide and give notice of the identity of such other listing authority, stock exchange(s), securities market(s) and/or quotation systems (if any) to the Noteholders;

7.18          Authorised Signatories:  upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, or, as the case may be, each Guarantor, together with certified specimen signatures of the same; and

7.19          Notification of amendment to Dealer Agreement:  notify the Trustee of any amendment to the Dealer Agreement.

8.                        WAIVERS, MODIFICATIONS, SUBSTITUTION AND ACCESSION

8.1                 Waiver

The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed or the Notes or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions, provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 3.

8.2                 Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the Issuer and the Guarantors in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 3 or any provision of this Trust Deed referred to in that specification) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

8.3                 Substitution

8.3.1                     Procedure: The Trustee may, without the consent of the Noteholders or the Couponholders, agree to (i) the substitution, in place of the Issuer (or any previous substitute under this Clause) as the principal debtor under this Trust Deed in relation to the Notes and Coupons of any Series and under such Notes and Coupons of (a) either Guarantor or a New Holding Company of the Issuer or a New Holding Company of either Guarantor, (b) a Subsidiary of the Issuer or (c) a Subsidiary of either Guarantor or (ii) the substitution, in place of either

Guarantor (or any previous substitute under this Clause) as guarantor under this Trust Deed and the Guarantee of the Notes, of a New Holding Company of either Guarantor (each substituted entity hereinafter called the “Substituted Obligor”) if:

(a)                                 a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as (i) the principal debtor in place of the Issuer (or of any previous substitute under this Clause) in the case of a substitution of the Issuer (or any such previous substitute) or (ii) as the guarantor in place of a Guarantor (or any previous substitute) (in the case of a substitution of a Guarantor (or any previous substitute));

(b)                                 the Issuer, the Guarantors and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective and (unless the Substituted Obligor is one of the Guarantors in which case it is in respect of the other Guarantor only) the relevant guarantee contained in Clause 5 (Guarantee and Indemnity) is fully effective in relation to the obligations of the Substituted Obligor and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(c)                                  the Trustee has received and is satisfied (by way of legal opinions or otherwise) that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the Issuer (or such previous substitute as aforesaid), (ii) the Guarantors have obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as described in sub-clause (b) above and (iii) such approvals and consents are at the time of substitution in full force and effect;

(d)                                 (without prejudice to the generality of the preceding sub-clauses of this sub-clause 8.3.1) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the “Substituted Territory”) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) (i) (in the case of a substitution of the Issuer) the Issuer is subject generally (the “Issuer’s Territory”) or (ii) (in the case of a substitution of a Guarantor) that Guarantor is subject generally (the “Guarantor’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 with the substitution for the reference in that Condition to the Issuer’s Territory or the Guarantor’s Territory, as the case may be, of references to the Substituted Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly;

(e)                                  any two Authorised Signatures of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer (or of any previous substitute under this Clause);

(f)                                   without prejudice to the rights of reliance of the Trustee under paragraph (e) above the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders; and

8.3.2                     Procedure: The Trustee shall, without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of either Guarantor (or any previous substitute under this Clause) (each replaced entity hereinafter called the “Replaced Guarantor”) as guarantor under this Trust Deed and the Guarantee of the Notes, of a Successor in Business of such Guarantor (each substituted entity hereinafter called the “Substituted Guarantor”) if:

(a)                                 a trust deed is executed or some other written form of undertaking is given by the Substituted Guarantor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Guarantor had been named in this Trust Deed and on the Notes and the Coupons as the guarantor in place of the Replaced Guarantor (or any previous substitute);

(b)                                 the Issuer, the Replaced Guarantor, the remaining Guarantor and the Substituted Guarantor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective in relation to the obligations of the Substituted Guarantor and the relevant guarantee contained in Clause 5 (Guarantee and Indemnity) given by the other Guarantor is fully effective in relation to the obligations of the Issuer and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(c)                                  the Trustee has received and is satisfied (by way of legal opinions or otherwise) that (i) the Substituted Guarantor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as guarantor under this Trust Deed and the

Guarantee of the Notes in place of the Replaced Guarantor (or such previous substitute as aforesaid) and such approvals and consents are at the time of substitution in full force and effect, and (ii) the Substituted Guarantor is a Successor in Business of the Replaced Guarantor;

(d)                                 (without prejudice to the generality of the preceding sub-clauses of this sub-clause 8.3.1) where the Substituted Guarantor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the “Substituted Guarantor Territory”) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Replaced Guarantor is subject generally (the “Replaced Guarantor’s Territory”), the Substituted Guarantor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 with the substitution for the reference in that Condition to the Replaced Guarantor’s Territory of reference to the Substituted Guarantor Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly; and

(e)                                  any two Authorised Signatures of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor.

8.3.3                     Change of law:  In connection with any proposed substitution of the Issuer, a Guarantor or in each case any previous substitute under sub-clause 8.3.1 or 8.3.2, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

8.3.4                     Extra duties:  The Trustee shall be entitled to refuse to approve any Substituted Obligor or agree to any Substituted Guarantor if, pursuant to the law of the country of incorporation of the Substituted Obligor or Substituted Guarantor, as the case may be, the assumption by the Substituted Obligor or the Substituted Guarantor, as the case may be of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed or may expose the Trustee to any liability against which it has not been indemnified and/or secured and/or pre-funded to its satisfaction;

8.3.5                     Release:  Any agreement by the Trustee pursuant to sub-clause 8.3.1 (Procedure) or sub-clause 8.3.2 (Procedure) shall, if so expressed, operate to release the Issuer or a Guarantor (or in each case any such previous substitute as aforesaid) the subject of such release from any or all of its obligations as (i) principal debtor under the Notes and this Trust Deed (in the case of a substitution of the Issuer) or (ii) as a guarantor under this Trust Deed (in the case of a substitution of a Guarantor).  Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor or, as the case may be, Substituted Guarantor shall cause notice thereof to be given to the Noteholders.

8.3.6                     Completion of substitution:  Upon the execution of such documents and compliance with the requirements in this Clause 8.3, the Substituted Obligor or, as the case may be, Substituted Guarantor shall be deemed to be named in this Trust Deed and the Notes and Coupons (i) (in the case of a substitution of the Issuer) as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and (ii) (in the case of a substitution of a Guarantor) as a Guarantor in place of the relevant Guarantor (or any previous substitute under this Clause) and this Trust Deed, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons to the Issuer shall be deemed to be references to the Substituted Obligor and any references therein to the relevant Guarantor shall be deemed to be references to the Substituted Guarantor.

8.4                 Accession

8.4.1                     Procedure: The Trustee shall, without the consent of the Noteholders or the Couponholders, agree to (i) the accession of (x) any Successor in Business of either Guarantor or (y) any Subsidiary of the Issuer or any Subsidiary of either Guarantor as an additional issuer under this Trust Deed in relation to the Notes and Coupons of any Series or (ii) the accession of a New Holding Company of either Guarantor or of the Issuer as an additional guarantor under this Trust Deed in relation to the Notes and Coupons of any Series (each hereinafter called an “Additional Obligor”) if:

(a)                                 a trust deed is executed or some other written form of undertaking is given by such Additional Obligor to the Trustee, in form and manner satisfactory to the Trustee, pursuant to which such Additional Obligor agrees to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Additional Obligor had been named in this Trust Deed and on the Notes and Coupons as an issuer or a guarantor;

(b)                                 the Issuer, the Guarantors and the Additional Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the accession is fully effective and (unless the Additional Obligor is one of the Guarantors) the guarantee contained in Clause 5 (Guarantee and Indemnity) remains fully effective in relation to the obligations of the Issuer and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(c)                                  the Trustee has received and is satisfied by way of legal opinion or otherwise) that (i) the Additional Obligor has obtained all governmental and regulatory approvals and consents necessary for its accession and assumption of liability as a principal debtor or guarantor in respect of the Notes and the Coupons, (ii) the Guarantors have obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as described in sub-clause (b) above and (iii) such approvals and consents are at the time of substitution in full force and effect;

(d)                                 (without prejudice to the generality of the preceding sub-clauses of this sub-clause 8.4.1) where the Additional Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the “Additional Territory”) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Issuer or any of the other Guarantors is subject generally (the “Existing Territories”), the Additional Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 with the addition to the reference in that Condition to the Existing Territories of references to the Additional Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly; and

(e)                                  any two Authorised Signatures of the Additional Obligor certify that immediately prior to the assumption of its obligations as an Additional Obligor under this Trust Deed the Additional Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming an Additional Obligor.

8.4.2                     Extra duties:  The Trustee shall be entitled to refuse to agree to any Additional Obligor if, pursuant to the law of the country of incorporation of the Additional Obligor, the assumption by the Additional Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed or may expose the Trustee to any liability against which it has not been indemnified and/or secured and/or pre-funded to its satisfaction;

8.4.3                     Accession: Not later than fourteen days after the execution of a Deed of Accession and any other documents as aforesaid and after compliance with the said requirements of the Trustee, the Additional Obligor shall cause notice thereof to be given to the Noteholders; and

8.4.4                     Completion of accession: Upon the execution of such documents and compliance with the said requirements, the Additional Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as a principal debtor or guarantor and this Trust Deed, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the accession and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons after the date of accession to the Issuer or the Guarantors (as the case may be) shall be deemed to be references to the Additional Obligor.

9.                        ENFORCEMENT

9.1                 Legal proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings and/or take such action against the Issuer as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings or action or to take any other action under or pursuant to this Trust Deed or the Notes unless it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes and it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders.  Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or either Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

9.2                 Evidence of default

If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding up or insolvency of the Issuer or either Guarantors under this Trust Deed or under the Notes, proof therein that:

9.2.1                     as regards any specified Note within a given Series, the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due;

9.2.2                     as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due; and

9.2.3                     as regards any Talon, the Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Talons which are then available for exchange,

and for the purposes of 9.2.1 and 9.2.2 a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

10.                 APPLICATION OF MONEYS

10.1          Application of moneys

All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer or the Guarantors (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 10.2 (Investment of moneys)):

10.1.1              firstly, in payment or satisfaction of those costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);

10.1.2              secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series have become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

10.1.3              thirdly, the balance (if any) in payment to the Issuer or, if such moneys were received from a Guarantor, that Guarantor.

10.2          Investment of moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 10.1 (Application of moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner set out in Clause 10.1.

10.3          Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

10.4          Payment to Noteholders and Couponholders

The Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 10.1 (Application of Moneys).  Any payment to be made in respect of the Notes or Coupons of any Series by the Issuer, either Guarantor or the Trustee may be made in the manner provided in the Conditions, the Paying Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment by the Issuer, such Guarantor or the Trustee (as the case may be).

10.5          Production of Notes and Coupons

Upon any payment under Clause 10.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall in respect of a Note or Coupon, (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or, in the case of part payment of an NGN Temporary Global Note or an NGN Permanent Global Note cause the Principal Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause such Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

10.6          Noteholders to be treated as holding all Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons and Talons appertaining to each Note of which he is the holder.

11.                 TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

11.1          Reliance on Information

11.1.1              Advice:  The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, either Guarantor, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

11.1.2              Certificate of Directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Authorised Signatories or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the Issuer or a Guarantor, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

11.1.3              Certificate of Auditors: a certificate of the Auditors that in their opinion a Subsidiary is or is not or was or was at any particular time or during any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantors, the Trustee, the Noteholders and the Couponholders;

11.1.4              Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or Electronic Consent or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or Electronic Consent or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and the Couponholders;

11.1.5              Reliance on certification of clearing system:  the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer, the Guarantors or any Noteholder or Couponholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

11.1.6              Noteholders as a class: in connection with the exercise of its powers, trusts, authorities and discretions under this Trust Deed and the Notes (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and in particular, but without prejudice to the generality of the foregoing, shall have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, either Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 11 and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed;

11.1.7              Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

11.1.8              No Liability as a result of the delivery of a certificate: the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Issuer, the Guarantors, any Noteholder, Couponholder or any other person as a result of the delivery by the Trustee to the Issuer of a certificate as to material prejudice pursuant to Condition 12 (Events of Default) on the basis of an opinion formed by it in good faith;

11.1.9              No obligation to monitor:  the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

11.1.10       Notes held by the Issuer etc: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or the Guarantors under sub-clause 7.8 (Notes held by the Issuer and the Guarantors), that no Notes are for the time being held by or for the benefit of the Issuer, either Guarantor or any Subsidiary of the Issuer or the Guarantors;

11.1.11       Forged Notes: the Trustee shall not be liable to the Issuer, the Guarantors or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon as such and subsequently found to be forged or not authentic;

11.1.12       Events of Default:  the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that each of the Issuer and the Guarantors is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

11.1.13       Legal Opinions:  the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;

11.1.14       Authorised Amount:  the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Authorised Amount;

11.1.15       Trustee not Responsible:  the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto.  In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

11.1.16       Freedom to Refrain:  notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

11.1.17       Right to Deduct or Withhold:  notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.2          Trustee’s powers and duties

11.2.1              Trustee’s determination:  The Trustee may determine whether or not a default in the performance or observance by the Issuer or either of the Guarantors of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders;

11.2.2              Determination of questions:  the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

11.2.3              Trustee’s discretion:  the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

11.2.4              Material prejudice certificate: the Trustee may certify that any of the conditions, events and acts set out in subparagraphs (b) to (j) (other than (g) in relation to the Issuer or a Guarantor) (both inclusive) of Condition 12 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders.

11.2.5              Trustee’s consent:  any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

11.2.6              Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant but having regard to the current rates of exchange and any rate of exchange, method and date so specified shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders;

11.2.7              Application of proceeds:  the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Notes in definitive form, the exchange of any Permanent Global Note for Notes in definitive form, or the delivery of any Note or Coupon to the persons entitled to them;

11.2.8              Error of judgment:  the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

11.2.9              Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person, provided that the Trustee shall have exercised reasonable care in selecting such person;

11.2.10       Delegation:  the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officer(s) for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate, provided that the Trustee shall have exercised reasonable care in selecting such person;

11.2.11       Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer, provided that the Trustee shall have exercised reasonable care in selecting such person; and

11.2.12       Confidential information:  the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the Issuer or either Guarantor in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

11.3          Financial matters

11.3.1              Professional charges:  any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

11.3.2              Expenditure by the Trustee:  nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

11.3.3              Trustee may enter into financial transactions with the Issuer: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors, or any person or body corporate directly or indirectly associated with the Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer, the Guarantors or any Subsidiary of the

Issuer or the Guarantors or any person or body corporate directly or indirectly associated with the Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Couponholders, the Issuer, the Guarantors or any Subsidiaries of the Issuer or the Guarantors, or any person or body corporate directly or indirectly associated with the Issuer, the Guarantors or any Subsidiaries of the Issuer or the Guarantors, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

11.4          Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

11.5          Trustee liable for negligence

None of the provisions of this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required by it as trustee, having regard to the provisions of this Trust Deed conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, wilful default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

12.                 COSTS AND EXPENSES

12.1          Remuneration

12.1.1              Normal remuneration:  The Issuer or, failing whom, the Guarantors, shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee.  Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof.  Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders or Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue).

12.1.2              Extra remuneration:  In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer or the Guarantors to undertake duties which the Trustee and the Issuer or the Guarantors agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer or, failing whom, the Guarantors, shall pay to the Trustee such additional remuneration as shall be agreed between them.

12.1.3              Value added tax:  The Issuer or, failing whom, the Guarantors, shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

12.1.4              Failure to agree:  In the event of the Trustee and the Issuer or Guarantors failing to agree:

(a)                                 (in a case to which sub-clause 12.1.1(Normal remuneration) applies) upon the amount of the remuneration; or

(b)                                 (in a case to which sub-clause 12.1.2 (Extra remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer or, failing whom, the Guarantors) and the determination of any such investment bank shall be final and binding upon the Trustee, the Issuer and the Guarantors.

12.1.5              Expenses:  The Issuer or, failing whom, the Guarantors shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

12.1.6              Indemnity:  The Issuer or, failing whom, the Guarantors shall following a request from the Trustee, indemnify the Trustee (a) in respect of all liabilities and expenses incurred (both before and after a request) by it or by any Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and

(b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed (both before and after a request from the Trustee) provided that it is expressly stated that Clause 11.5 (Trustee liable for negligence) shall apply in relation to these provisions.

12.1.7              Payment of amounts due:  All amounts payable pursuant to sub-clause 12.1.5 (Expenses) and 12.1.6 (Indemnity) shall be payable by the Issuer or, failing whom, the Guarantors on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of three per cent. per annum above the base rate from time to time of The Royal Bank of Scotland plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand.  All remuneration payable to the Trustee shall carry interest at such rate from the due date thereof.

12.1.8              Apportionment of expenses: The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

12.1.9              Discharges:  Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 12.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

12.1.10       Payments:  All payments to be made by the Issuer or the Guarantors to the Trustee under this clause shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.  In that event, the Issuer or the Guarantors, shall pay such additional amounts as would have been received by it under this clause had no such withholding or deduction been required.

12.2          Stamp duties

The Issuer or, failing whom, the Guarantors (subject to sub-clause 5.9 in the case of CCH) will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable in The Netherlands, Switzerland or Greece on (i) the constitution and issue of the Notes, (ii) the initial delivery of the Notes, (iii) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (iv) the execution of this Trust Deed.  If the Trustee (or any Noteholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer or the Guarantors in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Notes is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

12.3          Exchange rate indemnity

12.3.1              Currency of Account and Payment:  The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed, the Notes and the Coupons including damages;

12.3.2              Extent of Discharge:  An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, the Guarantors or otherwise) by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer and/or the Guarantors will only discharge the Issuer and/or the Guarantors to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

12.3.3              Indemnity:  If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the Issuer or, failing whom, the Guarantors will indemnify it against any liability sustained by it as a result.  In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

12.4          Indemnities separate

The indemnities in this Clause 12 (Costs and Expenses) constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order.  Any such Liability as referred to in sub-clause 12.3.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuer or the Guarantors or their liquidator or liquidators.

13.                 APPOINTMENT AND RETIREMENT

13.1          Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders of the Issuer.  A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation.  Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and the Noteholders.  The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof.  The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal or until a trust corporation is appointed as successor.

13.2          Co-trustees

Notwithstanding the provisions of Clause 13.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer and the Guarantors but without the consent of the Issuer, the Guarantors or the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

13.2.1              if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders; or

13.2.2              for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

13.2.3              for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

13.3          Attorneys

The Issuer and the Guarantors each hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.  Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment.  The Trustee shall have power in like manner to remove any such person.  Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

13.4          Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months’ notice in writing to the Issuer and the Guarantors without assigning any reason therefor and without being responsible for any costs occasioned by such retirement.  The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement.  The Issuer and the Guarantors each hereby covenant that in the event of the only trustee hereof which is a trust corporation giving notice under this

Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer and the Guarantors do not procure the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 13.4, the Trustee shall be entitled to procure forthwith a new trustee.

13.5          Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

13.6          Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes, the Receipts or the Coupons.

13.7          Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

14.                 NOTICES

14.1          Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

14.1.1              Issuer:

If to the Issuer, to it at:

Coca-Cola HBC Finance B.V.

Naritaweg 165

1043 BW Amsterdam

The Netherlands

Fax:                                                                       +31 20 57 22 461

Attention:                                         Management Board

14.1.2              Trustee:  if to the Trustee, to it at:

Citicorp Trustee Company Limited

Citigroup Centre

Canada Square

London E14 5LB

England

Fax:                                                                       +44 20 7500 5248

Attention:                                         Agency & Trust

14.1.3              Guarantors:  if to the Guarantors, to them at:

in the case of CCHBC

Coca-Cola HBC AG

Baarerstrasse 14

6300 Zug

Switzerland

Attention: General Counsel

and in the case of CCH:

Coca-Cola Hellenic Bottling Company S.A.

9 Fragoklissias Street

151 25 Maroussi

Athens

Greece

Fax:                                                                       +30 210 618 3378

Attention:                                         General Counsel

14.2          Effectiveness

Every notice or other communication sent in accordance with Clause 14.1 (Addresses for notices) shall be effective as follows:

14.2.1              Letter:  if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch; and

14.2.2              Fax:  if sent by fax, it shall be deemed to have been delivered at the time of despatch,

provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

14.3          No Notice to Couponholders

Neither the Trustee nor the Issuer nor the Guarantors shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 18.

15.                 LAW AND JURISDICTION

15.1          Governing Law

This Trust Deed and the Notes and any non-contractual obligations arising out of or in connection with them are governed by English law.

15.2          English Courts

The courts of England have exclusive jurisdiction to settle any disputes (a “Dispute”), arising from or connected with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of, and all non-contractual obligations arising out of or in connection with, this Trust Deed or the Notes) or the consequences of their nullity.

15.3          Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly that they will not argue to the contrary.

15.4          Rights of the Trustee and Noteholders to take proceedings outside England

Clause 15.2 (English Courts) is for the benefit of the Trustee and the Noteholders only.  As a result, nothing in this Clause 15 (Law and Jurisdiction) prevents the Trustee and any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.  To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

15.5          Process agent

The Issuer and the Guarantors each agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Coca-Cola HBC Finance plc at 20-22 Bedford Row, London WC1R 4JS or if different, its registered office for the time being or at any other address of the Issuer or the Guarantors in Great Britain at which process may be served on such person in accordance with the Companies Act 2006.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer and the Guarantors, the Issuer and the Guarantors (all acting together) shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer and the Guarantors.  Nothing in this paragraph shall affect the right of the Trustee or (when they are entitled to do so) any of the Noteholders to serve process in any other manner permitted by law.  This clause applies to Proceedings in England and to Proceedings elsewhere but not to proceedings in The Netherlands.

15.6          Power of Attorney

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Trust Deed or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorney’s authority and the effects of the exercise thereof.

16.                 SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.                 CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

18.                 COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

TERMS AND CONDITIONS

1.                        Introduction

(a)                                 Programme

Coca-Cola HBC Finance B.V. (the “Issuer”) has established a Euro Medium Term Note Programme (the “Programme”) for the issue of up to €3,000,000,000 in aggregate principal amount of notes (the “Notes”) guaranteed by Coca-Cola HBC AG (“CCHBC”) and Coca-Cola Hellenic Bottling Company S.A. (“CCH”) (CCHBC and CCH each, a “Guarantor” and together, the “Guarantors”) on the terms set out in these Conditions and in the Trust Deed (as defined below). Pursuant to the Trust Deed, the Notes issued by the Issuer are guaranteed unconditionally and irrevocably by the Guarantors on a joint and several basis on the terms set out in the Trust Deed and in these Conditions.

(b)                                 Final Terms

Notes issued under the Programme are issued in series (each a “Series”) and each Series may comprise one or more tranches (each a “Tranche”) of Notes. Each Tranche is the subject of a final terms (the “Final Terms”) which complete these terms and conditions (the “Conditions”). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as completed by the relevant Final Terms.

(c)                                  Trust Deed

The Notes are constituted by, are subject to and have the benefit of a trust deed dated 3 June 2013, (as amended and supplemented from time to time, the “Trust Deed”) between the Issuer, the Guarantors and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed).

(d)                                 Paying Agency Agreement

The Notes are the subject of a paying agency agreement dated 3 June 2013 (as amended or supplemented from time to time, the “Paying Agency Agreement”) between the Issuer, the Guarantors, the Trustee, Citibank, N.A. (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in accordance with the Paying Agency Agreement in connection with the Notes) and any other paying agents appointed from time to time (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in accordance with the Paying Agency Agreement in connection with the Notes).

(e)                                  Guarantee

Each Guarantor has in the Trust Deed guaranteed the due and punctual payment of all amounts due to be paid by the Issuer as and when the same shall become due and payable (the “Guarantee of the Notes”).  Pursuant to the Trust Deed, the obligations of CCH as a Guarantor under the Guarantee of the Notes shall cease to have effect, and CCH shall be automatically released from any and all liability as a Guarantor under the Guarantee of the Notes, with effect on and from the date that none of the

Existing Notes continue to be outstanding or, if earlier, the date that CCH ceases to be a guarantor of the Existing Notes (such date being hereinafter referred to as the “CCH Release Date”).  For so long as CCH remains a Guarantor, the Guarantee of the Notes shall constitute joint and several obligations of the Guarantors.  With effect on and from the CCH Release Date the Notes shall be unconditionally and irrevocably guaranteed by CCHBC.

(f)                                   The Notes

All subsequent references in these Conditions to “Notes” are to the Notes of the relevant Series.  Copies of the relevant Final Terms are available for inspection and may be obtained during normal business hours at the registered office of the Trustee and the specified office of the Principal Paying Agent.

(g)                                  Summaries

Certain provisions of these Conditions are summaries of the Trust Deed and Paying Agency Agreement and are subject to their detailed provisions. The holders of the Notes (the “Noteholders”) and the holders of the related interest coupons, if any (the “Couponholders” and the “Coupons”, respectively), are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and Paying Agency Agreement applicable to them. Copies of the Trust Deed and Paying Agency Agreement are available for inspection by Noteholders and Couponholders during normal business hours at the registered office of the Trustee and the specified office of the Principal Paying Agent.

2.                        Interpretation

(a)                                 Definitions

In these Conditions the following expressions have the following meanings:

“Business Day” means:

(i)                                     a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the relevant Final Terms; and

(ii)                                  either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively); or (ii) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the “TARGET2 System”) is open;

“Business Day Convention”, in relation to any particular date, the following expressions shall have the following meanings:

(i)                                     “Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day;

(ii)                                  “Modified Following Business Day Convention” or “Modified Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(iii)                               “Preceding Business Day Convention” means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(iv)                              “FRN Convention”, “Floating Rate Convention” or “Eurodollar Convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Final Terms as the Specified Period after the calendar month in which the preceding such date occurred; provided, however, that:

(A)                               if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(B)                               if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(C)                               if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and

(v)                                 “No Adjustment” means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

“Coupon Sheet” means, in respect of a Note in definitive form, a coupon sheet relating to the Note;

“Day Count Fraction” means (subject as provided in Condition 6), in respect of the calculation of an amount for any period of time (the “Calculation Period”), such day count fraction as may be specified in these Conditions or the relevant Final Terms and:

(i)                                     if “Actual/365” or “Actual/Actual (ISDA) “ is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii)                                  if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(iii)                               if “Actual/360 (Sterling)” is so specified, means the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)                              if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(v)                                 if “30/360” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)]+[30 x (M2 – M1)]+(D2 –D1)
360

where:

“Y1”                      is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2”                      is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1”                   is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2”                   is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

“D1”                      is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2”                      is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)                              if “30E/360” or “Eurobond Basis” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)]+[30 x (M2 – M1)]+(D2 –D1)
360

where:

“Y1”                      is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2”                      is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1”                   is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2”                   is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1”                      is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2”                      is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; and

(vii)                           if “30E/360 (ISDA)” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)]+[30 x (M2 – M1)]+(D2 –D1)
360

where:

“Y1”       is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2”       is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1”      is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2”      is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1”       is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2”       is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30, provided, however, that in each such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period;

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date);

“Early Redemption Amount (Tax)” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;

“Existing Notes” means €500,000,000 7.875 per cent. Notes due 2014 issued by the Issuer and guaranteed by CCH and Coca-Cola HBC Finance PLC (ISIN: XS0405567883); €600,000,000 4.250 per cent. Notes due 2016 issued by the Issuer and guaranteed by CCH (ISIN: XS0466300257); US$500,000,000 5.125% Notes due 2013 (ISIN: US1912EQAA07 and USN20959AM92) and US$400,000,000 5.500% Notes due 2015 (ISIN: US1912EQAB89 and USN20959AN75), each issued by the Issuer and guaranteed by CCH;

“Extraordinary Resolution” has the meaning given in the Trust Deed;

“EURIBOR” means, in respect of any specified currency and any specified period, the interest rate benchmark known as the Euro interbank offered rate which is calculated and published by a designated distributor (currently Thomson Reuters) in accordance with the requirements from time to time of the European Banking Federation (or any other person which takes over the administration of that rate) based on estimated interbank borrowing rates for a number of designated currencies and maturities which are provided, in respect of each such currency, by a panel of contributor banks (details of historic EURIBOR rates can be obtained from the designated distributor);

“euro” means the single currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the euro as amended;

“Final Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in the relevant Final Terms;

“Group” means CCHBC and its Subsidiaries from time to time;

“Guarantee” means, in relation to any Indebtedness of any Person, any obligation of another Person to pay such Indebtedness including (without limitation):

(i)                                     any obligation to purchase such Indebtedness;

(ii)                                  any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness; and

(iii)                               any indemnity against the consequences of a default in the payment of such Indebtedness;

“Indebtedness” means any indebtedness of any Person for money borrowed or raised including:

(i)                                     amounts raised by acceptance under any acceptance credit facility;

(ii)                                  amounts raised under any note purchase facility;

(iii)                               indebtedness evidenced by a note, bond, debenture, loan stock or other security issued for cash or given as consideration for the acquisition of any property or assets; and

(iv)                              amounts raised under any other transaction (including, without limitation, any forward sale or forward purchase agreement) having the commercial effect of a borrowing and entered into primarily as a method of raising finance, but excluding any liabilities for advance payments by customers, vendors or distributors in the ordinary course of business for services or products to be provided or delivered in the future and any liabilities for deferred taxes;

“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

“Interest Commencement Date” means the Issue Date or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Interest Determination Date” has the meaning given in the relevant Final Terms or if none is so specified:

(i)                                     if the Reference Rate is LIBOR (other than Sterling or Euro LIBOR), the second London business day (being a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for general business in London) prior to the start of each Interest Period;

(ii)                                  if the Reference Rate is Sterling LIBOR, the first day of each Interest Period;

(iii)                               if the Reference Rate is EURIBOR, the second day on which the TARGET2 System is open prior to the start of each Interest Period;

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms:

(i)                                     as the same may be adjusted in accordance with the relevant Business Day Convention; or

(ii)                                  if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Final Terms as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);

“Interest Period” means each period beginning on (and including) the Interest Commencement Date or any Interest Period End Date and ending on (but excluding) the next Interest Period End Date;

“Interest Period End Date” means each Interest Payment Date or such other date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms;

“ISDA Definitions” means the 2006 ISDA Definitions (as amended and updated as at the date of issue of the first Tranche of the Notes as published by the International Swaps and Derivatives Association, Inc.);

“LIBOR” means, in respect of any specified currency and any specified period, the interest rate benchmark known as the London interbank offered rate which is calculated and published by a designated distributor (currently Thomson Reuters) in accordance with the requirements from time to time of the British Bankers’ Association (or any other person which takes over the administration of that rate) based on estimated interbank borrowing rates for a number of designated currencies and maturities which are provided, in respect of each such currency, by a panel of contributor banks (details of historic LIBOR rates can be obtained from the designated distributor);

“Material Subsidiary” means a Subsidiary of either Guarantor whose unconsolidated net sales revenue (calculated in accordance with International Accounting Standards) represents 7 per cent. or more of the consolidated net sales revenues of the Group (ascertained by reference to the latest audited consolidated financial statements of the Group);

“Payment Business Day” means any day which is:

(i)                                     a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in (a) in the case of Notes in definitive form only, the relevant place of presentation, and (b) each Additional Financial Centre specified in the relevant Final Terms; and

(ii)                                  either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open;

“Permitted Reorganisation” means any transfer by CCHBC or any Subsidiary of CCHBC of all or substantially all of the shares of any Subsidiary of CCHBC to another wholly owned Subsidiary of CCHBC provided that, if such transfer would otherwise constitute a cessation of all or substantially all of the business of the Issuer or either Guarantor, the Issuer and the Guarantors shall procure that the transferee shall become a guarantor of the Notes in accordance with Condition 20(b) and Clause 8 of the Trust Deed no later than the date of such transfer;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Financial Centre” means, in relation to any currency, the principal financial centre for that currency; provided, however, that:

(i)                                     in relation to euro, it means the principal financial centre of such Member State of the European Union as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Principal Paying Agent; and

(ii)                                  in relation to Australian dollars or New Zealand dollars, it means either Sydney or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Principal Paying Agent;

“Put Option Notice” means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder in the form set out at Schedule 3 to the Paying Agency Agreement;

“Put Option Receipt” means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms;

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Optional Redemption Amount (Call), the Optional Redemption Amount (Put) or such other amount in the nature of a redemption amount as may be specified in the relevant Final Terms;

“Reference Banks” means four major banks selected by the Principal Paying Agent in the market that is most closely connected with the Reference Rate;

“Reference Rate” means EURIBOR or LIBOR as specified in the relevant Final Terms in respect of the currency and period specified in the relevant Final Terms;

“Relevant Date” means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in the Principal Financial Centre of the currency of payment by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

“Relevant Indebtedness” means any indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which with the consent of the Issuer or either of the Guarantors is, or is intended to be, or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, Reuters or Bloomberg) specified as the Relevant Screen Page in the relevant Final Terms, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

“Reserved Matter” has the meaning given in Schedule 3 of the Trust Deed;

“Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

“specified office” has the meaning given in the Paying Agency Agreement;

“Subsidiary” means, in relation to any Person that is a company or corporation (the “first Person”) at any particular time, any other Person:

(i)                                     which is controlled (directly or indirectly) by the first Person; or

(ii)                                  more than half the issued share capital of which is beneficially owned (directly or indirectly) by that first Person; or

(iii)                               which is a Subsidiary of another Subsidiary of that first Person,

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to control the composition of its board of directors or equivalent body, or to direct the actions of that board or equivalent body (whether by ownership of share capital or by contract);

“sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.;

“Successor in Business” means any wholly owned Subsidiary of CCHBC which, pursuant to a solvent reorganisation of the Group involving any Guarantor, acquires by operation of law all or substantially all of the assets and liabilities of such Guarantor upon or immediately prior to such reorganisation taking effect, including, without limitation, all the obligations of such Guarantor in Clause 5 of, and otherwise under, the Trust Deed;

“Talon” means a talon for further Coupons; and

“Zero Coupon Note” means a Note specified as such in the relevant Final Terms.

(b)                                 Interpretation

In these Conditions:

(i)                                     if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;

(ii)                                  if Talons are specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

(iii)                               if Talons are not specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Talons are not applicable;

(iv)                              any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 11 (Taxation) or any undertakings given in addition to or in substitution for that Condition, any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(v)                                 any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 11 (Taxation) or any undertakings given in addition to or in substitution for that Condition and any other amount in the nature of interest payable pursuant to these Conditions;

(vi)                              references to Notes being “outstanding” shall be construed in accordance with the Trust Deed;

(vii)                           references to CCH and to CCHBC shall include references to their respective successors and assigns;

(viii)                        with effect on and from the CCH Release Date any reference to “the Guarantor”, “the relevant Guarantor”, “the Guarantors”, “each Guarantor”, “either Guarantor” and/or “the Guarantee of the Notes” shall cease to have effect in relation to and to apply to CCH, and with effect on and from such date all such references shall be construed as applying only to and referring only to CCHBC; and

(ix)                              if an expression is stated in Condition 2(a) (Definitions) to have the meaning given in the relevant Final Terms, but the relevant Final Terms give no such meaning or specify that such expression is “not applicable” then such expression is not applicable to the Notes.

3.                        Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Denomination(s) and, if interest-bearing (in the case of definitive Notes), with Coupons and, if specified in the relevant Final Terms, Talons attached at the time of issue. In the case of a Series of Notes with more than one Specified Denomination, Notes of one Specified Denomination will not be exchangeable for Notes of another Specified Denomination.  Subject as set out below, title to the Notes and the Coupons will pass by delivery.  The Issuer, the Guarantors, the Paying Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) for all purposes and shall not be liable to any Person for so treating such bearer, but in the case of a Note in global form (a “Global Note”) without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each Person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any Person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Paying Agents and the Trustee as the holder of such principal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such principal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantors, any Paying Agent and the Trustee as the holder of such principal  amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. In determining whether a particular Person is entitled to a particular principal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be.

References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the relevant Final Terms or as may otherwise be approved by the Issuer, the Guarantors, the Paying Agents and the Trustee.

4.                        Status and Guarantee

(a)                                 Status of the Notes

The Notes constitute direct, general and unconditional obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

(b)                                 Guarantee of the Notes

The Guarantors have in the Trust Deed unconditionally and irrevocably guaranteed the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Notes on the terms set out in the Trust Deed and in these Conditions.  The Guarantee of the Notes constitutes direct, general and unconditional obligations of each Guarantor which will at all times rank at least pari passu with all other present and future unsecured obligations of such Guarantor, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

5.                        Negative Pledge

So long as any Note remains outstanding (as defined in the Trust Deed), neither the Issuer nor the Guarantors shall, and the Guarantors shall procure that no Material Subsidiary will, create or permit to subsist any Security Interest upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without (a) at the same time or prior thereto ensuring that the Issuer’s obligations under the Notes or, as the case may be, the relevant Guarantor’s obligations under the Guarantee of the Notes are secured equally and rateably therewith to the satisfaction of the Trustee or (b) providing such other guarantee or other arrangement (whether or not comprising security) as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Noteholders or as may be approved by an Extraordinary Resolution.

6.                        Fixed Rate Note Provisions

(a)                  Application

This Condition 6 (Fixed Rate Note Provisions) is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Final Terms as being applicable.

(b)                  Accrual of interest

The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject to Condition 10 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or as the case may be the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c)                   Fixed Coupon Amount and Broken Amount

If the Notes are in definitive form, except as provided in the relevant Final Terms, the amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount. If the Notes are in definitive form, if so specified in the relevant Final Terms, the amount of interest payable on any Interest Payment Date shall be the Broken Amount so specified. Where the Specified Denomination of a Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Note shall be the product of the Fixed Coupon Amount or, as the case may be, the Broken Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination.

(d)                  Calculation of interest amount

Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or an applicable Broken Amount is specified in the relevant Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(A)                in the case of Notes which are represented by a Global Note, the aggregate outstanding principal amount of the Fixed Rate Notes represented by such Global Note; or

(B)                in the case of Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.  Where the Specified Denomination of a Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 6:

(i)                       if “Actual/Actual (ICMA)” is specified in the relevant Final Terms:

(A)                in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (I) the number of days in such Determination Period and (II) the number of Determination Dates (as specified in the relevant Final Terms) that would occur in one calendar year; or

(B)                in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)                   the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(C)    (2)                     the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)                    if “30/360” is specified in the relevant Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

7.                        Floating Rate Note Provisions

(a)                  Application

This Condition 7 is applicable to the Notes only if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable.

(b)                  Accrual of interest

The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 10 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 7 (as well after as before judgment) save as provided in the Trust Deed.

(c)                   Screen Rate Determination

If Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be determined by the Principal Paying Agent on the following basis:

(i)                       if the Reference Rate is a composite quotation or customarily supplied by one entity, the Principal Paying Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii)                    in any other case, the Principal Paying Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(iii)                 if, in the case of (i) above, such rate does not appear on that page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Principal Paying Agent will:

(A)                request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre inter-bank market in an amount that is representative for a single transaction in that market at that time; and

(B)                determine the arithmetic mean of such quotations; and

(iv)                if fewer than two such quotations are provided as requested, the Principal Paying Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Principal Paying Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, selected by the Principal Paying Agent, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; provided, however, that if the Principal Paying Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of the preceding Interest Period.

(d)                  ISDA Determination

If ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where

“ISDA Rate” in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent (as defined in the ISDA Definitions) for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)                       the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Final Terms;

(ii)                    the Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Final Terms; and

(iii)                 the relevant Reset Date (as defined in the ISDA Definitions) is either (A) if the relevant Floating Rate Option is based on LIBOR for a currency, the first day of that Interest Period or (B) in any other case, as specified in the relevant Final Terms.

(e)                   Maximum or Minimum Rate of interest

If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(f)                    Calculation of Interest Amount

The Principal Paying Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period by applying the Rate of Interest to:

(A)                in the case of Notes which are represented by a Global Note, the aggregate outstanding principal amount of the Notes represented by such Global Note; or

(B)                in the case of Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.  Where the Specified Denomination of a Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

(g)                   Calculation of other amounts

If the relevant Final Terms specifies that any other amount is to be calculated by the Principal Paying Agent, the Principal Paying Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Principal Paying Agent in the manner specified in the relevant Final Terms.

(h)                  Publication

The Principal Paying Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents and each listing authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Noteholders. The Principal Paying Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(i)                      Notifications etc.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Principal Paying Agent will (in the absence of manifest error) be binding on the Issuer, the Guarantors, the Trustee, the Paying Agents, the Noteholders and the Couponholders and no liability to any such Person will attach to the Principal Paying Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

(j)                     Determination or Calculation by Trustee

If the Principal Paying Agent fails at any time to determine a Rate of Interest or to calculate an Interest Amount, the Trustee (or an expert appointed by it at the expense of the Issuer and the Guarantors) will determine such Rate of Interest and make such determination or calculation which shall be deemed to have been made by the Principal Paying Agent. In doing so, the Trustee (or such expert) shall apply all of the provisions of these Conditions with any necessary consequential amendments to the extent that, in its sole opinion and with absolute discretion, it can do so and in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances and will not be liable for any loss, liability, cost, charge or expense which may arise as a result thereof. Any such determination or calculation made by the Trustee (or such expert) shall be binding on the Issuer, the Guarantors, Noteholders and Couponholders.

8.                        Zero Coupon Note Provisions

(a)                  Application

This Condition 8 is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Final Terms as being applicable.

(b)                  Late payment on Zero Coupon Notes

If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i)                       the Reference Price; and

(ii)                    the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or as the case may be the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9.                        Redemption and Purchase

(a)                  Scheduled redemption

Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 10 (Payments).

(b)                  Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part:

(i)                       at any time (if the Floating Rate Note Provisions are not specified in the relevant Final Terms as being applicable); or

(ii)                    on any Interest Payment Date (if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable) at their Early Redemption Amount (Tax), together with interest accrued (if any) to the date fixed for redemption, if either

(i):

(A)                the Issuer satisfies the Trustee immediately prior to the giving of notice by the Issuer that it has or will become obliged to pay additional amounts as provided or referred to in Condition 11 (Taxation) as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of the agreement to issue the first Tranche of the Notes; and

(B)                such obligation cannot be avoided by the Issuer taking reasonable measures available to it; or

(ii)

(A)                the Issuer satisfies the Trustee immediately prior to the giving of notice by the Issuer that a Guarantor has or (if a demand was made under the Guarantee of the Notes) would become obliged to pay additional amounts as provided or referred to in Condition 11 (Taxation) as a result of any change in, or amendment to, the laws or regulations of The Netherlands (in the case of the Issuer) or, as the case may be, Greece (in the case of CCH) or Switzerland (in the case of CCHBC) or, in any case, any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first Tranche of the Notes; and

(B)                such obligation cannot be avoided by the relevant Guarantor taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than:

(1)                  where the Notes may be redeemed at any time, 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due; or

(2)                  where the Notes may be redeemed only on an Interest Payment Date, 60 days prior to the Interest Payment Date occurring immediately before the earliest date on which the Issuer or the relevant Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Trustee (1) a certificate signed by two directors of the Issuer stating that the circumstances referred to in (i)(A) and (i)(B) above prevail and setting out the details of such circumstances or (as the case may be) a certificate signed by two directors of the relevant Guarantor stating that the circumstances referred to in (ii)(A) and (ii)(B) above prevail and setting out details of such circumstances and (2) an opinion in form and substance satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that the Issuer or (as the case may be) the relevant Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstances set out in (i)(A) and (i)(B) or (as the case may be) (ii)(A) and (ii)(B) above, in which event they shall be conclusive and binding on the Noteholders. Upon the expiry of any such notice as is referred to in this Condition 9(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 9(b).

(c)                   Redemption at the option of the Issuer

If the Call Option is specified in the relevant Final Terms as being applicable, the Notes may be redeemed at the option of the Issuer in whole or, if so specified in the relevant Final Terms, in part on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the Issuer giving not less than 30 nor more than 60 days’ notice to the Noteholders and having notified the Trustee prior to the provision of such notice (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(d)                  Make-Whole Redemption by the Issuer

If so specified in the relevant Final Terms, in respect of any issue of Notes, the Issuer may, subject to compliance by the Issuer with all relevant laws, regulations and directives and on giving not less than 30 nor more than 60 days’ notice to the Noteholders (or such other notice period as may be specified in the relevant Final Terms) redeem the Notes, in whole or in part, at any time or from time to time, prior to their Maturity Date (the “Make-Whole Redemption Date”) at the Make-Whole Redemption Amount. The Make-Whole Redemption Amount will be calculated by the Principal Paying Agent and will be the greater of (x) 100 per cent. of the principal amount of the Notes so redeemed and, (y) the sum of the then present values of the remaining scheduled payments of principal and interest on such Notes (not including any interest accrued on the Notes to, but excluding, the relevant Make-Whole Redemption Date) discounted to the relevant Make-Whole Redemption Date on an annual basis at the Make-Whole Redemption Rate (as specified in the relevant Final Terms) plus a Make-Whole Redemption Margin (as specified in the relevant Final Terms), plus in each case, any interest accrued on the Notes to, but excluding, the Make-Whole Redemption Date.

(e)                   Partial redemption

If the Notes are to be redeemed in part only on any date in accordance with Condition 9(c) (Redemption at the option of the Issuer), the Notes to be redeemed shall, in the case of Notes represented by definitive Notes, be selected by the drawing of lots in such place as the Trustee approves and in such manner as the Trustee considers appropriate, subject to compliance with applicable law and the rules of each listing authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation, and the notice to Noteholders referred to in Condition 9(c) (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed.  In the case of Notes represented by one or more Global Notes, the Notes shall be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in principal amounts at their discretion).  If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Final Terms, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.

(f)                    Redemption at the option of Noteholders

If the Put Option is specified in the relevant Final Terms as being applicable, the Issuer shall, at the option of the holder of any Note, redeem such Note on the

Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 9(f), the holder of a Note in definitive form and held outside Euroclear and Clearstream, Luxembourg must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which such Note is so deposited with a duly completed Put Option Notice shall deliver a duly completed Put Option Receipt to the depositing Noteholder. If a Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, in order to exercise the option contained in this Condition 9(f) the holder must, within the notice period, give notice to the Paying Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear and Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be, for them to the Paying Agent by electronic means) in a form acceptable to Euroclear or Clearstream, Luxembourg from time to time.

No Note, once deposited with a duly completed Put Option Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg by a holder of any Note in accordance with this Condition 9(f), may be withdrawn; provided, however, that if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its specified office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 9(f), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.

(g)                   No other redemption

The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) to (f) above.

(h)                  Early redemption of Zero Coupon Notes

Unless otherwise specified in the relevant Final Terms, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i)                       the Reference Price; and

(ii)                    the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Final Terms for the purposes of this Condition 9(h) or, if none is so specified, a Day Count Fraction of 30E/360.

(i)                      Purchase

The Issuer, either Guarantor or any of their respective Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith.

(j)                     Cancellation

All Notes so redeemed or purchased by the Issuer, either Guarantor, or any of their respective Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold and the obligations of the Issuer and each Guarantor shall be discharged.

10.                 Payments

(a)                  Principal

Payments of principal in respect of definitive Notes shall be made only against presentation and (provided that payment is made in full) surrender of definitive Notes at the specified office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in London).  Payments of principal in respect of Notes represented by any Global Note will be made in the manner specified in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note, where applicable, against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States.  A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made either on such Global Note by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.

(b)                  Interest

Payments of interest in respect of definitive Notes shall, subject to paragraph (g) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the specified office of any Paying Agent outside the United States in the manner described in paragraph (a) above.  Payments of interest (if any) in respect of Notes represented by any Global Note will be made in the manner specified in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note, where applicable, against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made either on such Global Note by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.

(c)                   General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantors will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular principal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantors to, or to the order of, the holder of such Global Note.

(d)                  Payments in New York City

Payments of principal or interest may be made at the specified office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in the currency in which the payment is due when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.

(e)                   Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 11 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.  For the avoidance of doubt, any amounts to be paid in respect of the Notes will be paid net of any deduction or withholding imposed or required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code (any such deduction or withholding, “FATCA Withholding”), and no additional amounts will be required to be paid on account of any FATCA Withholding.

(f)                    Deductions for unmatured Coupons

In the case of definitive Notes, if the relevant Final Terms specify that the Fixed Rate Note Provisions are applicable and unless Condition 10(g) is specified as applicable and a Note is presented without all unmatured Coupons relating thereto:

(i)                       if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

(ii)                    if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:

(A)                so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; provided, however, that where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

(B)                a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.

Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons within a period of ten years from the relevant date for the payment of such principal.

(g)                   Unmatured Coupons void

In the case of definitive Notes, if the relevant Final Terms specify that this Condition 10(g) is applicable or that the Floating Rate Note Provisions are applicable, on the due date for final redemption of any Note or early redemption of such Note pursuant to Condition 9(b) (Redemption for tax reasons), Condition 9(c) (Redemption at the option of the Issuer), Condition 9(d) (Make-Whole Redemption by the Issuer), Condition 9(f) (Redemption at the option of Noteholders) or Condition 12 (Events of Default), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

(h)                  Payments on business days

If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(i)                      Payments other than in respect of matured Coupons

Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the specified office of any Paying Agent outside the United States (or in New York City if permitted by paragraph (d) above).

(j)                                    Partial payments

If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(k)                                 Exchange of Talons

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Notes, the Talon forming part of such Coupon Sheet may be exchanged at the specified office of the Principal Paying Agent for a further Coupon Sheet (including, if appropriate, a further Talon) but excluding any Coupons in respect of which claims have already become void pursuant to Condition 13 (Prescription). Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.

11.                 Taxation

(a)                                 Gross up

All payments of principal and interest in respect of the Notes and the Coupons by or on behalf of the Issuer or either Guarantor shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of The Netherlands (in the case of the Issuer), Switzerland (in the case of CCHBC) or Greece (in the case of CCH) or, in any case, any political subdivision therein or any authority thereof or therein having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer or (as the case may be) the relevant Guarantor shall pay such additional amounts as will result in receipt by the Noteholders and the Couponholders after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment:

(i)                                     where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26–27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(ii)                                  where such withholding or deduction is FATCA Withholding; or

(iii)                               by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(iv)                              by or on behalf of a holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed, other than the mere holding of such Note or Coupon; or

(v)                                 more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts if it had presented such Note or Coupon on the last day of such period of 30 days.

(b)                                 Taxing jurisdiction

If the Issuer or a Guarantor becomes subject at any time to any taxing jurisdiction other than The Netherlands (in the case of the Issuer), Switzerland (in the case of CCHBC) or Greece (in the case of CCH), references in this Condition 11 and Condition 9(b) to The Netherlands, Switzerland or Greece, as the case may be, shall be construed as references to The Netherlands, Switzerland or Greece, as the case may be and/or such other jurisdiction.

12.                 Events of Default

If any of the following events occurs and is continuing, the Trustee at its discretion may and, if so requested in writing by holders of at least one quarter in principal amount of the outstanding Notes or, if so directed by an Extraordinary Resolution, shall (subject, in the case of the happening of any of the events mentioned in paragraphs (b) to (j) (other than (g), in the case of the Issuer or a Guarantor) below, to the Trustee having certified in writing that the happening of such events is in its opinion materially prejudicial to the interests of the Noteholders and, in all cases to the Trustee having been indemnified and/or secured and/or prefunded to its satisfaction) give written notice to the Issuer and the Guarantors declaring the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality:

(a)                                 Non-payment

The Issuer fails to pay any amount of principal in respect of the Notes within 7 days of the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within 14 days of the due date for payment thereof; or

(b)                                 Breach of other obligations

The Issuer or either of the Guarantors defaults in the performance or observance of any other obligations under or in respect of the Notes or the Trust Deed and such default (i) is, in the opinion of the Trustee, incapable of remedy or (ii) being a default which is, in the opinion of the Trustee, capable of remedy, remains unremedied for 30 days or such longer period as the Trustee may agree after the Trustee has given written notice thereof to the Issuer or the relevant Guarantor specifying such failure and requiring the same to be remedied; or

(c)                                  Cross-acceleration of the Issuer, the Guarantors or Material Subsidiary

The repayment of any Indebtedness owing by the Issuer or either Guarantor or any Material Subsidiary is accelerated by reason of default and such acceleration has not been rescinded or annulled, or the Issuer either Guarantor or any Material Subsidiary defaults (after whichever is the longer of any originally applicable period of grace and 14 days after the due date) in any payment of any Indebtedness or in the honouring of any Guarantee (other than the Guarantee of the Notes) in respect of any Indebtedness when due provided that no such event shall constitute an Event of Default (A) if it is being disputed in good faith in formal proceedings or (B) unless the Indebtedness whether alone or when aggregated with other Indebtedness relating to all (if any)

other such events which shall have occurred and be continuing shall exceed €35,000,000 (or its equivalent in any other currency or currencies); or

(d)                                 Enforcement proceedings

A distress, attachment, execution or other legal process is levied, enforced or sued out, on or against all or a substantial part of the property, assets or revenues of the Issuer or either Guarantor or any Material Subsidiary and is not discharged or stayed within 60 days; or

(e)                                  Security enforced

A secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or a substantial part of the undertaking, assets and revenues of the Issuer, either Guarantor or any Material Subsidiary, and such action is not stayed within 30 days; or

(f)                                   Insolvency etc.

(i) The Issuer, either Guarantor or any Material Subsidiary becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer, either Guarantor or any Material Subsidiary ,or of the whole or a substantial part of the undertaking, assets and revenues of the Issuer, either Guarantor, or any Material Subsidiary, is appointed, (iii) the Issuer, either Guarantor or any Material Subsidiary makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Indebtedness or any Guarantee of any Indebtedness given by it, or (iv) the Issuer, either Guarantor or any Material Subsidiary ceases or threatens to cease to carry on all or substantially all of its business otherwise than (i) for the purposes of or pursuant to an amalgamation, reorganisation, merger, consolidation, reconstruction or restructuring whilst solvent on terms previously approved by the Trustee or by an Extraordinary Resolution, (ii) for the purposes of, in connection with and followed by a substitution of the relevant entity pursuant to and in accordance with Condition 16(c)(A) or (B) and Clause 8 of the Trust Deed or (iii) pursuant to a Permitted Reorganisation; or

(g)                                  Winding up etc.

An order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer, either Guarantor or any Material Subsidiary otherwise than (i) for the purposes of or pursuant to an amalgamation, reorganisation, merger, consolidation, reconstruction or restructuring whilst solvent on terms previously approved by the Trustee or by an Extraordinary Resolution or (ii) for the purposes of, in connection with and followed by a substitution of the relevant entity pursuant to and in accordance with Condition 16(c)(A) or (B) and Clause 8 of the Trust Deed; or

(h)                                 Analogous event

Any event occurs which under the laws of The Netherlands, Switzerland or Greece or, as the case may be, the relevant jurisdiction of a Material Subsidiary has an analogous effect to any of the events referred to in paragraphs (d) to (g) above; or

(i)                                     Unlawfulness

It is or will become unlawful for the Issuer or either Guarantor to perform or comply with any of their respective obligations under or in respect of the Notes or the Trust Deed; or

(j)                                    Guarantee not in force

The Guarantee of the Notes is not (or is claimed by either Guarantor not to be) in full force and effect otherwise than, in the case of CCH, in accordance with the terms of the Trust Deed and these Conditions.

13.                 Prescription

Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date, subject to the provisions of Condition 10(g).

14.                 Replacement of Notes and Coupons

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (and, if the Notes are then admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in any particular place, the Paying Agent having its specified office in the place required by such listing authority, stock exchange and/or quotation system), subject to all applicable laws and listing authority, stock exchange and/or quotation system requirements or other relevant authority, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

15.                 Trustee and Agents

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action under or pursuant to the Trust Deed unless indemnified and/or secured and/or prefunded to its satisfaction, and to be paid its costs and expenses in priority to the claims of Noteholders.  The Trustee is entitled to enter into business transactions with the Issuer, the Guarantors and any entity related to the Issuer or the Guarantors without accounting for any profit.

In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequence for individual holders of Notes, Coupons or Talons as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

In acting under the Paying Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents act solely as agents of the Issuer, the Guarantors or, following the occurrence of an Event of Default, the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

The initial Paying Agents and their initial specified offices are listed below.  Each of the Issuer and the Guarantors reserve the right (with the prior written approval of the Trustee) at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor Principal Paying Agent and additional Paying Agents; provided, however, that:

(a)                                 the Issuer and the Guarantors shall at all times maintain a Principal Paying Agent; and

(b)                                 the Issuer and the Guarantors will ensure that they maintain a Paying Agent in an European Union Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced to conform to, such Directive; and

(c)                                  if and for so long as the Notes are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system for which the rules require the appointment of a Paying Agent in any particular place, the Issuer and the Guarantors shall maintain a Paying Agent having its specified office in the place required by the rules of such listing authority, stock exchange and/or quotation system.

Notice of any change in any of the Paying Agents or in their specified offices shall promptly be given by the Issuer to the Noteholders by publication in a newspaper published in London.

16.                 Meetings of Noteholders; Modification, Waiver

(a)                                 Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider any matters affecting their interests, including the modification of any provision of these Conditions or the provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer, either Guarantor or the Trustee and shall be convened by the Issuer or the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more Persons holding or representing more than one half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, one or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which one or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

In addition, a resolution in writing signed by or consent given by way of electronic consents through the relevant clearing system(s) by or on behalf of holders of not less than three quarters in principal amount of the Notes outstanding will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)                                 Modification and Waiver

The Trustee may agree, without the consent of the Noteholders or the Couponholders to (i) any modification of any provision of these Conditions or the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed) and any waiver or authorisation of any breach or proposed breach of any provision of these Conditions or the Trust Deed or may determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, where, in any such case it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders. In addition, the parties to the Paying Agency Agreement may agree to modify any provision thereof, save the Trustee shall only agree without the consent of the Noteholders to such modification if, in the opinion of the Trustee, such modification is not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation, determination or waiver shall be binding on the Noteholders and Couponholders.

(c)                                  Substitution

(A)                               The Trustee may agree without the consent of the Noteholders or the Couponholders to (i) the substitution of (x) either Guarantor or a New Holding Company (as defined in the Trust Deed) of the Issuer or a New Holding Company of either Guarantor, (y) a Subsidiary of the Issuer or (z) a Subsidiary of either Guarantor in place of the Issuer as principal debtor under the Trust Deed, the Notes and the Coupons or (ii) the substitution of a New Holding Company of either Guarantor in place of either Guarantor as guarantor under the Trust Deed and the Guarantee of the Notes provided that the Trustee is of the opinion that the interests of the Noteholders will not be materially prejudiced thereby and certain other conditions specified in the Trust Deed are fulfilled.  Any such substitution shall be binding on the Noteholders and Couponholders and shall be notified to the Noteholders within 14 days thereafter.

(B)                               The Trustee shall agree, without the consent of the Noteholders or the Couponholders, to the substitution of a Successor in Business of any Guarantor in place of such Guarantor as guarantor under the Trust Deed provided that certain conditions specified in the Trust Deed are fulfilled.  Any such substitution shall be binding on the Noteholders and Couponholders and shall be notified to the Noteholders within 14 days thereafter.

(d)                                 Indemnification

No Noteholder or Couponholder shall, in connection with any substitution, be entitled to claim any indemnification or payment in respect of any tax consequence thereof for such Noteholder or (as the case may be) Couponholder except to the extent provided for in Condition 11 (Taxation) (or any undertaking given in addition to or substitution for such Condition).

17.                 Enforcement

The Trustee may at any time, at its discretion and without notice, institute such proceedings and/or take such action as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to take such proceedings or action or to take any other action under or pursuant to the Trust Deed unless:

(a)                                 it has been so requested in writing by the holders of at least one quarter in principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b)                                 it has been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder may proceed directly against the Issuer or either Guarantor unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.

18.                 Notices

Notices to the Noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) or if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Principal Paying Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in accordance with the standard procedures thereof or in such other manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

19.                 Rounding

For the purposes of any calculations referred to in these Conditions, (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent, being rounded up to 0.00001 per cent), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

20.                 Further Issues and Joining of Issuers and Guarantors

(a)                                 The Issuer may from time to time, without the consent of the Noteholders or Couponholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest, if any, on them) so as to form a single Series with the Notes.

(b)                                 Subject as provided in the Trust Deed, (i) the Issuer or either Guarantor may designate (x) any Successor in Business of either Guarantor, or (y) any Subsidiary of the Issuer or any Subsidiary of either Guarantor to become an issuer under the Trust Deed or (ii) either Guarantor may designate a New Holding Company of either Guarantor or of the Issuer to become an additional guarantor of the Notes under the Trust Deed. As provided in the Trust Deed, such Successor in Business or either Guarantor or Subsidiary of the Issuer or Subsidiary of either Guarantor shall become such an issuer or, as the case may be, such New Holding Company of either Guarantor or of the Issuer shall become such a guarantor by executing a supplemental deed (which shall take effect in accordance with its terms) whereby such Successor in Business or Subsidiary or, as the case may be, such New Holding Company will agree to be bound as an issuer or, as the case may be, a guarantor under the Trust Deed and the Paying Agency Agreement, all as more fully provided in the Trust Deed.

21.                 Governing Law and jurisdiction

(a)                                 Governing law

The Notes and the Trust Deed and any non-contractual obligations arising out of or in connection with them are governed by English law.

(b)                                 Jurisdiction

The Issuer and each Guarantor have in the Trust Deed: (i) agreed that the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with the Notes (including a dispute relating to the existence, validity or termination of the Notes or any non-contractual obligations arising out of or in connection with the Notes) or the consequences of their nullity; (ii) agreed that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary; and (iii) designated a person in England to accept service of any process on its behalf. The submission to the jurisdiction of the English courts by the Issuer and the Guarantors in the Trust Deed is for the benefit of the Trustee and the Noteholders. Nothing contained in the Trust Deed prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

(c)                                  Rights of Third Parties

No person shall have any right to enforce any term or condition of any Note or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

SCHEDULE 2

FORMS OF THE NOTES

PART A

FORM OF TEMPORARY GLOBAL NOTE

Series Number: [ ]

Serial Number: [       ]

[Tranche Number: [ ]]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.](1)

COCA-COLA HBC FINANCE B.V.

EURO MEDIUM TERM NOTE PROGRAMME

TEMPORARY GLOBAL NOTE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

irrevocably and unconditionally guaranteed by

COCA-COLA HBC AG

and

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

This global Note is a Temporary Global Note without interest coupons issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the “Notes”) by Coca-Cola HBC Finance B.V. a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands with registered number 34154633 (the “Issuer”).

This Temporary Global Note is issued subject to and in accordance with the Conditions and trust deed (as amended, supplemented or restated from time to time, the “Trust Deed”) dated 3 June 2013 between the Issuer, Coca-Cola HBC AG and Coca-Cola Hellenic Bottling Company S.A.  (together, the “Guarantors”) and Citicorp Trustee Company Limited as Trustee (the “Trustee”, which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and is subject to an amended and restated paying

(1)                   Legend to appear on every Temporary Global Note representing Notes with a maturity of more than one year.

agency agreement (as amended, supplemented or restated from time to time, the “Paying Agency Agreement”) dated 3 June 2013 between the Issuer, the Guarantors, Citibank, N.A., the Trustee and certain other financial institutions names therein. References herein to the “Conditions” shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed as completed by the final terms applicable to the Notes (the “Final Terms”) but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Temporary Global Note.

1.                        PROMISE TO PAY

1.1                 Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

(a)                                 Before the Exchange Date:  in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”, together with Euroclear, the international central securities depositaries or “ICSDs”) and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office of the Principal Paying Agent; or

(b)                                 Failure to exchange:  in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

1.2                 Definition of Payment Business Day

Whilst the Notes are in Global Form, “Payment Business Day” means:

(a)                                 if the currency of payment is euro, any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or

(b)                                 if the currency of payment is not euro, any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial

Centre of the currency of payment and in each (if any) Additional Financial Centre.

1.3                 NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs.  The records of the ICSDs (which expression in this Temporary Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

1.4                 CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Temporary Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Temporary Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes).

2.                        NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

3.                        EXCHANGE

3.1                 Permanent Global Note

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for a Permanent Global Note”, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the “Exchange Date”), the Issuer shall procure (in the case of first exchange) the delivery of a Permanent Global Note (which expression has the meaning given in the Trust Deed) in accordance with the Paying Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

(a)                                 Presentation and surrender:  presentation and (in the case of final exchange) presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

(b)                                 Certification:  receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The principal amount of Notes represented by the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of Notes represented by the Permanent Global Note exceed the initial principal amount of Notes represented by this Temporary Global Note.

3.2                 Definitive Notes; Not D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specify that the C Rules are applicable or that neither the C Rules or the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the “Exchange Date”), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached and in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against presentation and surrender of this Temporary Global Note to or to the order of the Principal Paying Agent.

3.3                 Definitive Notes; D Rules

If the Final Terms specify the form of Notes as being “Temporary Global Note exchangeable for Definitive Notes” and also specifies that the D Rules are applicable, then on or after the day following the expiry of 40 days after the date of issue of this Global Note (the “Exchange Date”), the Issuer shall procure the delivery of Definitive Notes (which expression has the meaning given in the Paying Agency Agreement) in accordance with the Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached against:

(a)                                 Presentation and surrender:  presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent; and

(b)                                 Certification:  receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of Notes represented by this Temporary Global Note.

4.                        DELIVERY OF PERMANENT GLOBAL OR DEFINITIVE NOTES

4.1                 Permanent Global Note

Whenever any interest in this Temporary Global Note is to be exchanged for an interest in a Permanent Global Note, the Issuer shall procure (in the case of first exchange) the prompt delivery (free of charge to the bearer) of such Permanent Global Note, duly authenticated, to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of Notes represented by such Permanent Global Note in accordance with its terms, in each case in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent against presentation and (in the case of final exchange) surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 7 days of the bearer requesting such exchange.

4.2                 Definitive Notes

Whenever this Temporary Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Temporary Global Note to the bearer of this Temporary Global Note against the surrender of this Temporary Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

5.                        WRITING DOWN

On each occasion on which:

5.1                 Permanent Global Note:  the Permanent Global Note is delivered or the principal amount of Notes represented thereby is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

5.2                 Definitive Notes:  Definitive Notes are delivered in exchange for this Temporary Global Note; or

5.3                 Cancellation:  Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 9(i) (Redemption and Purchase - Cancellation), the Issuer shall procure that:

(a)                                 if the Final Terms specify that the New Global Note form is not applicable, (i) the principal amount of Notes represented by the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (ii) the remaining principal amount of Notes represented by this Temporary Global Note (which shall be the previous principal amount of Notes represented by this Temporary Global Note less the aggregate of the amounts referred to in (i)) are entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Temporary Global Note shall for all purposes be as most recently so entered; and

(b)                                 if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.

6.                        PAYMENTS

6.1                 Recording of Payments

Upon any payment being made in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that:

(a)                                 CGN:  if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Temporary Global Note shall be reduced by the principal amount so paid; and

(b)                                 NGN:  if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Temporary Global Note shall be reduced by the principal amount so paid.

6.2                 Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any failure to make the entries referred to above shall not affect such discharge.

7.                        CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of the Notes represented by this Temporary Global Note.

8.                        AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as principal paying agent.

9.                        EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Temporary Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

10.                 GOVERNING LAW

This Temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

COCA-COLA HBC FINANCE B.V.

By:
[manual or facsimile signature]
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of
CITIBANK, N.A. as principal paying agent without
recourse, warranty or liability

By:
[manual signature]
(duly authorised)

EFFECTUATED for and on behalf of

as common safekeeper without
recourse, warranty or liability

By:
[manual signature]
(duly authorised)

Schedule 1

Payments, Exchange and Cancellation of Notes(2)

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased or aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

(2)                   Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

Schedule 2

Form of Accountholder’s Certification

COCA-COLA HBC FINANCE B.V.

EURO MEDIUM TERM NOTE PROGRAMME

irrevocably and unconditionally guaranteed by

COCA-COLA HBC AG

and

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, United Statespartnerships, United States corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [ ]

[name of account holder]
as, or as agent for,
the beneficial owner(s) of the Securities
to which this certificate relates.

By:
Authorised signatory

Schedule 3

Form of Euroclear/Clearstream, Luxembourg Certification

COCA-COLA HBC FINANCE B.V.

EURO MEDIUM TERM NOTE PROGRAMME

irrevocably and unconditionally guaranteed by

COCA-COLA HBC AG

and

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, United States partnerships, United States corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [ ]

Euroclear Bank S.A./N.V.

or

Clearstream Banking, société anonyme

By:
Authorised signatory

PART B

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](3)

COCA-COLA HBC FINANCE B.V.

EURO MEDIUM TERM NOTE PROGRAMME

PERMANENT GLOBAL NOTE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

irrevocably and unconditionally guaranteed by

COCA-COLA HBC AG

and

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

This global Note is a Permanent Global Note without interest coupons issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the “Notes”) by Coca-Cola HBC Finance B.V. (with its corporate seat in Amsterdam) (the “Issuer”).

This Permanent Global Note is issued subject to and in accordance with the Conditions and a trust deed (as amended, supplemented or restated from time to time, the “Trust Deed”) dated 3 June 2013 between the Issuer, Coca-Cola HBC AG and Coca-Cola Hellenic Bottling Company S.A. (together, the “Guarantors”) and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and is subject to an amended and restated paying agency agreement (as amended, supplemented or restated from time to time, the “Agency Agreement”) dated 3 June 2013 between the Issuer, the Guarantors, Citibank, N.A., the Trustee and certain other financial institutions names therein.  References herein to the “Conditions” shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed as completed by the final terms applicable to the Notes (the “Final Terms”) attached hereto but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions

(3) Legend to appear on every Permanent Global Note representing Notes with a maturity of more than one year.

defined in the Conditions shall bear the same meanings when used in this Permanent Global Note.

1.                                      PROMISE TO PAY

1.1                               Pay to bearer

The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

1.2                               Definition of Payment Business Day

Whilst the Notes are in Global Form, “Payment Business Day” means:

(a)                                 if the currency of payment is euro, any day which is a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or

(b)                                 if the currency of payment is not euro, any day which is a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre

1.3                               NGN Principal Amount

If the Final Terms specify that the New Global Note form is applicable, this Global Note shall be a “New Global Note” or “NGN” and the principal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs.  The records of the ICSDs (which expression in this Global Note means the records that each ICSD holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD)) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by an ICSD (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the ICSD at that time.

1.4                               CGN Principal Amount

If the Final Terms specify that the New Global Note form is not applicable, this Global Note shall be a “Classic Global Note” or “CGN” and the principal amount of Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the principal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule 1 (Payments, Exchange and Cancellation of Notes).

2.                                      NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

3.                                      EXCHANGE

This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Agency Agreement:

3.1                               Upon notice:  on the expiry of such period of notice as may be specified in the Final Terms; or

3.2                               Upon demand:  at any time, if so specified in the Final Terms; or

3.3                               For taxation reasons:  if the Issuer, by reason of any change in, or amendment to, the laws of The Netherlands or as the case may be Greece or Switzerland, the Issuer or either Guarantor, is or will be required to make any withholding or deduction from any payment under the Notes which would not be required if such Notes were in definitive form; or

3.4                               In limited circumstances:  if the Final Terms specifies “in the limited circumstances described in the Permanent Global Note”, then if either of the following events occurs:

(a)                                 Closure of clearing systems:  Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”, together with Euroclear, the international central securities depositaries or “ICSDs”) or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)                                 Event of Default:  an Event of Default occurs and is continuing.

4.                                      DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note to the bearer of this Global Note against the surrender of this Global Note to or to the order of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

5.                                      WRITING DOWN

On each occasion on which:

5.1                               Payment of principal:  a payment of principal is made in respect of this Global Note;

5.2                               Definitive Notes:  Definitive Notes are delivered; or

5.3                               Cancellation:  Notes represented by this Global Note are to be cancelled in accordance with Condition 9(i) (Redemption and Purchase - Cancellation), the Issuer shall procure that:

(a)                                 if the Final Terms specify that the New Global Note form is not applicable, (i) the amount of such payment and the aggregate principal amount of such Notes; and (ii) the remaining principal amount of Notes represented by this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

(b)                                 if the Final Terms specify that the New Global Note form is applicable, details of the exchange or cancellation shall be entered pro rata in the records of the ICSDs.

6.                                      WRITING UP

6.1                               Initial Exchange

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to the principal amount of Notes represented by this Global Note shall be construed as references to the principal amount of Notes represented by the part of the temporary global note in exchange for which this Global Note was originally issued which the Issuer shall procure:

(a)                                 CGN:  if the Final Terms specify that the New Global Note form is not applicable, is entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of Notes represented by this Global Note shall for all purposes be as most recently so entered; and

(b)                                 NGN:  if the Final Terms specify that the New Global Note form is applicable, is entered by the ICSDs in their records.

6.2                               Subsequent Exchange

If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of Notes represented by this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of Notes represented by this Global Note (which shall be the previous principal amount of Notes represented by this Global Note plus the amount of such further portion) is:

(a)                                 CGN:  if the Final Terms specify that the New Global Note form is not applicable, entered in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so entered; and

(b)                                 NGN:  if the Final Terms specify that the New Global Note form is applicable, entered by the ICSDs in their records.

7.                                      PAYMENTS

7.1                               Recording of Payments

Upon any payment being made in respect of the Notes represented by this Global Note, the Issuer shall procure that:

(a)                                 CGN:  if the Final Terms specify that the New Global Note form is not applicable, details of such payment shall be entered in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto and, in the case of any payment of principal, the principal amount of the Notes represented by this Global Note shall be reduced by the principal amount so paid; and

(b)                                 NGN:  if the Final Terms specify that the New Global Note form is applicable, details of such payment shall be entered pro rata in the records of the ICSDs and, in the case of any payment of principal, the principal amount of the Notes entered in the records of ICSDs and represented by this Global Note shall be reduced by the principal amount so paid.

7.2                               Discharge of Issuer’s obligations

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any failure to make the entries referred to above shall not affect such discharge.

8.                                      CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the Holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of Notes represented by this Global Note.

9.                                      AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as principal paying agent.

10.                               EFFECTUATION

If the Final Terms specify that the New Global Note form is applicable, this Permanent Global Note shall not be valid for any purpose until it has been effectuated for and on behalf of the entity appointed as common safekeeper by the ICSDs.

11.                               GOVERNING LAW

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

COCA-COLA HBC FINANCE B.V.

By:
[manual or facsimile signature]
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of
CITIBANK, N.A. as principal paying agent without
recourse, warranty or liability

By:
[manual signature]
(duly authorised)

EFFECTUATED for and on behalf of

By:
as common safekeeper without
recourse, warranty or liability

By:
[manual signature]
(duly authorised)

Schedule 1
Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and
Cancellation of Notes(4)

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Amount of principal then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

(4)                   Schedule 1 should only be completed where the Final Terms specify that the New Global Note form is not applicable.

PART C
FORM OF DEFINITIVE BEARER NOTE

[On the face of the Note:]

Series Number:	[ ]

Serial Number:	[ ]

[Tranche Number:	[ ]]

[Denomination]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.](5)

[Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note within, from or into The Netherlands (other than between individuals who do not act in the conduct of a profession or trade):

(a)                                 must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and

(b)                                 if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.](6)

[Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note within, from or into The Netherlands (other than between individuals who do not act in the conduct of a profession or trade):

(c)                                  must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and

(d)                                 unless it is made between a professional borrower and a professional lender, if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.](7)

(5)                   Legend to appear on every Note with a maturity of more than one year.

(6)                   This legend should be placed on Notes on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act and which are (a) not admitted to trading on Eurolist by Euronext Amsterdam N.V.’s stock market, (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter and (c) do not qualify as commercial paper or certificates of deposit.

(7)                   This legend should be placed on Notes on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act and which are (a) not admitted to trading on Eurolist by Euronext Amsterdam N.V.’s stock market, (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter and (c) qualify as commercial paper or certificates of deposit.

COCA-COLA HBC FINANCE B.V. (with its corporate seat in Amsterdam)

EURO MEDIUM TERM NOTE PROGRAMME

[Aggregate principal amount of Tranche]

[Title of Notes]

irrevocably and unconditionally guaranteed by

COCA-COLA HBC AG

and

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

COCA-COLA HBC FINANCE B.V. (the “Issuer”), subject to and in accordance with the Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] (the “Conditions”) as completed by the relevant information appearing in the final terms (the “Final Terms”) and a trust deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 3 June 2013 and made between the Issuer, Coca-Cola HBC AG and Coca-Cola Hellenic Bottling Company S.A. (together, the “Guarantors”) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”, which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and an amended and restated paying agency agreement (as amended, supplemented or restated from time to time, the “Agency Agreement”) 3 June 2013 between the Issuer, the Guarantors, Citibank, N.A., the Trustee and certain other financial institutions names therein, for value received promises to pay to the bearer hereof on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note , and to pay interest (if any) on the principal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

In the event of any conflict between the provisions of the Conditions and such information set out in the Final Terms, such information set out in the Final Terms will prevail.

[This Note shall not/Neither this Note nor any of the interest coupons [or talons] appertaining hereto shall] be valid for any purpose until this Note has been authenticated by or on behalf of Citibank, N.A. as Principal Paying Agent.

This Note and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

COCA-COLA HBC FINANCE B.V.

By:
(duly authorised)

ISSUED in London as of [ ] 20[ ]

AUTHENTICATED for and on behalf of
CITIBANK, N.A.,
as Principal Paying Agent without recourse,
warranty or liability

By:
(duly authorised)

[On the reverse of the Notes:]

TERMS AND CONDITIONS

[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

FINAL TERMS

[Here to be set out the relevant information completing the Conditions which appears in the Final Terms relating to the Notes]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

Citibank, N.A.

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

England

PART D
FORM OF COUPON

[On the face of the Coupon:]

COCA-COLA HBC FINANCE B.V. a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands with registered number 34154633

Euro Medium Term Note Programme

[Amount and title of Notes]

Series No:	[ ]

Serial Number of Note:	[ ]

[Tranche No:	[ ]]

Coupon for [set out the amount due] due on [date]

Such amount is payable, subject to the terms and conditions (the “Conditions”) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

IN WITNESS whereof the Issuer has caused this Coupon to be signed in facsimile on its behalf.

COCA-COLA HBC FINANCE B.V.

By:
(duly authorised)

COCA-COLA HBC FINANCE B.V. (with its corporate seat in Amsterdam)

Euro Medium Term Note Programme

[Amount and title of Notes]

Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

Such amount is payable, subject to the terms and conditions (the “Conditions”) endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon.  In such event, this Coupon shall become void and no payment will be made in respect hereof.

IN WITNESS whereof the Issuer has caused this Coupon to be signed in facsimile on its behalf.

COCA-COLA HBC FINANCE B.V.

By:
(duly authorised)

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](8)

[On the reverse of the Coupon:]

PRINCIPAL PAYING AGENT:

Citibank, N.A., Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England

(8)                   Legend to appear on every Coupon relating to a Note with a maturity of more than one year.

PART E
FORM OF TALON

[On the face of the Talon]

COCA-COLA HBC FINANCE B.V. a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands with registered number 34154633

Euro Medium Term Note Programme

[Amount and title of Notes]

Series No:	[ ]

Serial Number of Note:	[ ]

[Tranche No:	[ ]].

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the “Conditions”) of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).

The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon.  In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](9)

[On the reverse of the Talon:]

PRINCIPAL PAYING AGENT:

Citibank, N.A., Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England

(9)                   Legend to appear on every Talon relating to a Note with a maturity of more than one year.

SCHEDULE 3
PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.                                      Definitions

In this Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)                                 certifying that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)                                     the conclusion of the Meeting; and

(ii)                                  the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuer, the Guarantors and the Trustee;

(b)                                 certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)                                  listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)                                 authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Deposited Notes” means certain specified Notes which have been deposited with a Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system, for the purposes of a Block Voting Instruction or a Voting Certificate;

Electronic Consent means consent given by way of electronic consents through the relevant ICSDs (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than three-quarters in principal amount of the Notes for the time being outstanding;

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)                                 any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)                                 any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)                                 for all business other than voting on an Extraordinary Resolution, one tenth;

(b)                                 for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)                                  for voting on any Extraordinary Resolution at an adjourned Meeting other than one relating to a Reserved Matter, whatever the principal amount held;

(d)                                 for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

(e)                                  for voting on any Extraordinary Resolution at an adjourned Meeting relating to a Reserved Matter, one quarter;

“Reserved Matter” means any proposal:

(a)                                 to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)                                 to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer, the Guarantors or any other person or body corporate formed or to be formed (other than as permitted under Clause 8.3 of this Trust Deed);

(c)                                  to change the currency in which amounts due in respect of the Notes are payable;

(d)                                 to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)                                  to amend this definition;

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, Proxy or the bearer of a definitive Note who produces such definitive Note at the Meeting;

“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)                                 that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)                                     the conclusion of the Meeting; and

(ii)                                  the surrender of such certificate to such Paying Agent; and

(b)                                 that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

“Written Resolution” means a resolution in writing signed by or on behalf of the holders of not less than three-quarters in principal amount of the Notes for the time being outstanding, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.                                      Issue of Voting Certificates and Block Voting Instructions

The holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting.  A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Notes to which it relates.  So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting.  A Voting

Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.                                      References to deposit/release of Notes

Where Notes are represented by a Temporary Global Note and/or a Permanent Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.                                      Validity of Block Voting Instructions

Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business.  If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.                                      Convening of Meeting

The Issuer and the Guarantors (acting together) or the Trustee may convene a Meeting at any time, and the Issuer or the Trustee shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes subject, in the case of the Trustee, to its being indemnified and/or secured and/or prefunded to its satisfaction.  Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.                                      Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer and the Guarantors where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer and the Guarantors, the Trustee.  The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.                                      Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer or the Guarantors may appoint a Chairman.  The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.                                      Quorum

The quorum at any Meeting shall be at least one Voter representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes;

9.                                      Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)                                 in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)                                 in the case of any other Meeting (unless the Issuer, the Guarantors and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee), provided, however, that:

(i)                                     the Meeting shall be dissolved if the Issuer, the Guarantors and the Trustee together so decide; and

(ii)                                  no Meeting may be adjourned more than once for want of a quorum.

10.                               Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.                               Notice following adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)                                 10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)                                 the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.                               Participation

The following may attend and speak at a Meeting:

(a)                                 Voters;

(b)                                 representatives of the Issuer, the Guarantors and the Trustee;

(c)                                  the financial advisers of the Issuer, the Guarantors and the Trustee;

(d)                                 the legal counsel to the Issuer, the Guarantors and the Trustee and such advisers; and

(e)                                  any other person approved by the Meeting or the Trustee.

13.                               Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands.  Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14.                               Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Guarantors, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes.  The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment.  A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.                               Votes

Every Voter shall have:

(a)                                 on a show of hands, one vote; and

(b)                                 on a poll, one vote in respect of each EUR1,000 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in principal amount of the outstanding Note(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.  In the case of a voting tie the Chairman shall have a casting vote.

In the case of any Meeting of holders of more than one Series of Notes where not all such Series are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule 3 (whether inter alia in respect of the Meeting or any poll resulting therefrom), be the equivalent in Euro translated at the spot rate of a bank nominated by the Trustee for the sale of the relevant currency or currencies for Euro on the seventh dealing day prior to such Meeting, or in the case of a written request pursuant to paragraph 5, the date of such request. In such circumstances, on any poll each person present shall have one vote for each Unit of Notes (converted as above) which he holds.

In this paragraph, a “Unit” means the lowest denomination of the Notes as stated in the Applicable Supplement or in the case of a meeting of Noteholders of more than one Series, shall be the lowest common denominator of the lowest denomination of the Notes.

16.                               Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuer, the Guarantors, the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting.  Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed.  Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

17.                               Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)                                 to approve any Reserved Matter;

(b)                                 to approve any proposal by the Issuer and either Guarantor (acting together) for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)                                  to approve any proposal by either Guarantor for any modification of any provision of the Guarantee of the Notes or any arrangement in respect of the obligations of the Guarantors thereunder;

(d)                                 (other than as permitted under Clause 8.3 of this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes or the substitution of any person for the Guarantors as guarantor under the Guarantee of the Notes;

(e)                                  to waive any breach or authorise any proposed breach by the Issuer or the Guarantors of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(f)                                   to remove any Trustee;

(g)                                  to approve the appointment of a new Trustee;

(h)                                 to authorise the Trustee (subject to its being indemnified and/or secured and/or prefunded to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(i)                                     to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(j)                                    to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(k)                                 to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.                               Extraordinary Resolution binds all holders

An Extraordinary Resolution shall be binding upon all Noteholders, Receiptholders and Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly.  Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer, the Guarantors and the Trustee) within 14 days of the conclusion of the Meeting.

19.                               Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made.  The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein.  Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.                               Written Resolution

A Written Resolution or an Electronic Consent shall take effect as if it were an Extraordinary Resolution.

21.                               Further regulations

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer, the Guarantors or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.                               Several Series

The following provisions shall apply where outstanding Notes belong to more than one Series:

(a)                                 Business which in the opinion of the Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.

(b)                                 Business which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holder of Notes or one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

(c)                                  Business which in the opinion of the Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.

(d)                                 The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.

(e)                                  In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution

SIGNATORIES TO THIS TRUST DEED

The Issuer

EXECUTED as a deed by	)
COCA-COLA HBC FINANCE B.V.	) /s/ BART JANSEN	/s/ HANA BALCAROVA
acting by:	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Signature:

Name:

Address:

The Guarantors

EXECUTED as a deed by	)
COCA-COLA HBC AG	) /s/ MICHALIS IMELLOS	/s/ BART JANSEN
acting by:	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Signature:

Name:

Address:

EXECUTED as a deed by	)
COCA-COLA HELLENIC BOTTLING	)
COMPANY S.A.	)	/s/ NIKOS MAMOULIS
acting by:	)
acting under the authority of that company	)
in the presence of:	)
Witness’s Signature:

Name:

Address:

The Trustee

EXECUTED as a deed by	) /s/ JILLIAN HAMBLIN
CITICORP TRUSTEE	)
COMPANY LIMITED	) /s/ VIOLA JAPAUL

acting by	)

and	)